UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☐        Soliciting Material Pursuant to §240.14a-12
PATRIOT COAL CORPORATION

(Name of Registrant as Specified In Its Charter)
[COMPANY NAME]

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 1, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Patriot Coal Corporation (the “Company”), which will be held on Thursday, May 13, 2010, at 10:00 A.M., Central Time, at the Donald Danforth Plant Science Center at 975 North Warson Road, Saint Louis, Missouri 63132.

During this meeting, stockholders will vote on the following items:

1. Election of four Class III Directors for three-year terms;

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

3. Approval of an increase in the number of shares of Common Stock authorized for issuance by the Company;

4. Approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and an extension of such plan;

5. Approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation Employee Stock Purchase Plan; and

6. To transact such other business, if any, as lawfully may be brought before the meeting.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement contain complete details on these items and other matters. We also will be reporting on the Company’s operations and responding to stockholder questions. If you have questions that you would like to raise at the meeting, we encourage you to submit written questions in advance (by mail or e-mail) to the Corporate Secretary. This will help us respond to your questions during the meeting. If you would like to e-mail your questions, please send them to stockholders.questions@patriotcoal.com.

Your participation in the Annual Meeting is important, regardless of the number of shares you hold. To ensure your representation, we encourage you to vote over the telephone or Internet or to complete and return the enclosed proxy card as soon as possible. If you attend the Annual Meeting, you may then revoke your proxy and vote in person if you so desire.

Thank you for your continued support of Patriot Coal. We look forward to seeing you on May 13.

Very truly yours,
Richard M. Whiting
Chief Executive Officer

PATRIOT COAL CORPORATION
12312 Olive Boulevard
Saint Louis, Missouri 63141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Patriot Coal Corporation (the “Company”) will hold its Annual Meeting of Stockholders at the Donald Danforth Plant Science Center at 975 North Warson Road, Saint Louis, Missouri 63132 on Thursday, May 13, 2010, at 10:00 A.M., Central Time, to:

•	Elect four Class III Directors for three-year terms;

•	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

•	Approve an increase in the number of shares of Common Stock authorized for issuance by the Company;

•	Approve an increase in the number of shares of Common Stock available under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and an extension of the plan through May 13, 2020;

•	Approve an increase in the number of shares of Common Stock available under the Patriot Coal Corporation Employee Stock Purchase Plan; and

•	To transact such other business, if any, as lawfully may be brought before the meeting.

The Board of Directors has fixed March 19, 2010 as the record date for determining stockholders who will be entitled to receive notice of and vote at the Annual Meeting or any adjournment. Each share of Common Stock is entitled to one vote. As of the record date, there were 90,872,490 shares of Common Stock outstanding.

If you own shares of the Company’s Common Stock as of March 19, 2010, you can vote those shares by completing and mailing the enclosed proxy card or by attending the Annual Meeting and voting in person. Stockholders of record also may submit their proxies electronically or by telephone as follows:

•	By visiting the website at www.voteproxy.com and following the voting instructions provided; or

•	By calling 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States on a touch-tone telephone and following the recorded instructions.

An admittance card or other proof of ownership is required to attend the Annual Meeting. Please retain the top portion of your proxy card for this purpose. Also, please indicate your intention to attend the Annual Meeting by checking the appropriate box on the proxy card, or, if voting by the Internet or by telephone, when prompted. If your shares are held by a bank or broker, you will need to ask them for an admission card in the form of a confirmation of beneficial ownership. If you do not receive a confirmation of beneficial ownership or other admittance card from your bank or broker, you must bring proof of share ownership (such as a copy of your brokerage statement) to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet, or complete, date and sign the enclosed proxy card and return it in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

Joseph W. Bean
Senior Vice President – Law & Administration,
General Counsel and Corporate Secretary

IMPORTANT NOTICE OF INTERNET AVAILABILITY
THIS PROXY STATEMENT FOR THE ANNUAL MEETING TO BE HELD ON MAY 13, 2010,
ALONG WITH OUR ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009,
ARE AVAILABLE FREE OF CHARGE AT
HTTP://WWW.AMSTOCK.COM/PROXYSERVICES/VIEWMATERIALS.ASP.

Page No.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
ELECTION OF DIRECTORS (ITEM 1)	5
Class III Director Nominees — Terms Expiring in 2013	5
Class I Directors — Terms Expiring in 2011	6
Class II Directors — Terms Expiring in 2012	7
INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES	8
Director Independence	8
Board Attendance and Executive Sessions	9
Board Leadership Structure	9
Board Oversight of Risk and Committees of the Board of Directors	10
REPORT OF THE AUDIT COMMITTEE	13
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14
CORPORATE GOVERNANCE MATTERS	15
Stockholder Communications with the Board of Directors	15
Overview of Director Nominating Process	16
Criteria for Director Nominations	16
OWNERSHIP OF COMPANY SECURITIES	18
Beneficial Owners of More Than Five Percent, Directors and Management	18
Section 16(a) Beneficial Ownership Reporting Compliance	19
EXECUTIVE COMPENSATION	19
COMPENSATION DISCUSSION AND ANALYSIS	19
REPORT OF THE COMPENSATION COMMITTEE	28
SUMMARY COMPENSATION TABLE	29
GRANTS OF PLAN-BASED AWARDS IN 2009	30
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END	31
OPTIONS EXERCISED AND STOCK VESTED IN 2009	32
NON-QUALIFIED DEFERRED COMPENSATION	32
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	34
COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT	38
DIRECTOR COMPENSATION	38
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	41
Transactions with Affiliates of Arclight	41
Policy for Approval of Related Party Transactions	41
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)	41
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE (ITEM 3)	42
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PATRIOT COAL CORPORATION 2007 LONG-TERM EQUITY INCENTIVE PLAN AND AN EXTENSION OF SUCH PLAN (ITEM 4)	43
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PATRIOT COAL CORPORATION EMPLOYEE STOCK PURCHASE PLAN (ITEM 5)	50
ADDITIONAL INFORMATION	53
Information About Stockholder Proposals	53
Householding of Proxies	54
Additional Filings	54
Costs of Solicitation	54
OTHER BUSINESS	55

PATRIOT COAL CORPORATION
PROXY STATEMENT
FOR THE
2010 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this Proxy Statement?

A:	The Board of Directors is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders because you are a stockholder of Patriot Coal Corporation as of March 19, 2010, the record date. As of the record date, there were 90,872,490 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and proxy card were first mailed to stockholders on or about April 1, 2010.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following items:

• Election of Irl F. Engelhardt, Michael P. Johnson, Robert O. Viets and Richard M. Whiting as Class III Directors;

• Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

• Approval of an increase in the number of shares of Common Stock authorized for issuance by the Company;

• Approval of an increase in the number of shares of Common Stock available under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and an extension of the plan through May 13, 2020;

• Approval of an increase in the number of shares of Common Stock available under the Patriot Coal Corporation Employee Stock Purchase Plan; and

• Any other matter properly introduced at the meeting.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

• FOR each of the director nominees (Item 1);

• FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 (Item 2);

• FOR approval of an increase in the number of shares of Common Stock authorized for issuance by the Company (Item 3);

• FOR approval of an increase in the number of shares of Common Stock available under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (Item 4) and an extension of the plan through May 13, 2020; and

• FOR approval of an increase in the number of shares of Common Stock available reserved for issuance under the Patriot Coal Corporation Employee Stock Purchase Plan (Item 5).

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize each of Richard M. Whiting, Mark N. Schroeder and Joseph W. Bean to vote on such matters in their discretion.

Q:	How do I vote?

A:	If you are a stockholder of record or hold stock through the Patriot Coal Corporation 401(k) Retirement Plan, you may vote using any of the following methods:

• Via the Internet, by visiting the website www.voteproxy.com and following the instructions for Internet voting on your proxy card;

• From the United States, Canada or Puerto Rico, by dialing 1-800-PROXIES and following the instructions for telephone voting on your proxy card;

• By completing and mailing your proxy/voting instruction card; or

• By casting your vote in person at the Annual Meeting.

If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for the stockholders of record of all shares, other than those held in the Patriot Coal Corporation 401(k) Retirement Plan, close at 10:59 P.M. Central Time on May 12, 2010. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm your instructions have been properly recorded.

If you hold shares of the Company’s Common Stock in the Patriot Coal Corporation 401(k) Retirement Plan, you will receive a single proxy/voting instruction card with respect to all shares registered in your name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate proxy/voting instruction card with respect to the shares credited in your plan account. Voting instructions regarding plan shares must be received by 3:00 P.M. Central Time on May 10, 2010, and all telephone and Internet voting facilities with respect to plan shares will close at that time.

Shares of Common Stock in the Patriot Coal Corporation 401(k) Retirement Plan will be voted by Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the plan. Plan participants should indicate their voting instructions to Vanguard for each action to be taken under proxy by completing and returning the proxy/voting instruction card, by using the toll-free telephone number or by indicating their instructions over the Internet. All voting instructions from plan participants will be kept confidential. If a plan participant fails to sign or to timely return the proxy/voting instruction card or otherwise timely indicate his or her instructions by telephone or over the Internet, the shares allocated to such participant, together with unallocated shares, will be voted in the same proportion as plan shares for which the trustee receives voting instructions.

If you return your signed proxy card or vote by Internet or telephone, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy/voting instruction card will be voted “For” the election of all the director nominees, or any other person selected by the Board if any nominee is unable to serve, “For” the ratification of the appointment of Ernst & Young LLP, “For” the approval of an increase in the number of shares of Common Stock authorized for issuance by the Company, “For” the approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and an extension of such Plan through May 13, 2020, and “For” the approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation Employee Stock Purchase Plan.

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker or nominee allows, submit voting instructions by Internet or telephone. If you provide specific voting instructions by mail, telephone or Internet, your broker or nominee will vote your shares as you have directed.

Ballots will be provided during the Annual Meeting to anyone who wants to vote in person at the meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker to vote in person at the meeting.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

• Submitting a valid, later-dated proxy;

• Submitting a valid, subsequent vote by telephone or the Internet at any time prior to 10:59 P.M. Central Time on May 12, 2010;

• Notifying the Company’s Corporate Secretary in writing that you have revoked your proxy; or

• Completing a written ballot at the Annual Meeting.

You can revoke your voting instructions with respect to shares held in the Patriot Coal Corporation 401(k) Retirement Plan at any time prior to 3:00 P.M. Central Time on May 10, 2010 by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to Vanguard.

Q:	Is my vote confidential?

A:	Yes. All proxies, ballots and vote tabulations that identify how individual stockholders voted will be kept confidential and not be disclosed to the Company’s directors, officers or employees, except in limited circumstances, including:

• When disclosure is required by law;

• During any contested solicitation of proxies; or

• When written comments by a stockholder appear on a proxy card or other voting material.

Q:	What will happen if I do not instruct my broker how to vote?

A:	If your shares are held in street name by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Under the current rules of the New York Stock Exchange (“NYSE”), if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Ernst & Young LLP as our independent registered public accounting firm (Item 2) and the approval of an increase in the number of shares of Common Stock authorized for issuance by the Company (Item 3) are considered to be discretionary items under the NYSE rules and your brokerage firm will be able to vote on those items even if it does not receive instructions from you, so long as it holds your shares in its name. Starting this year, the election of directors (Item 1) is considered to be a “non-discretionary” item. Approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (Item 4) and approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation Employee Stock Purchase Plan (Item 5) are also considered to be non-discretionary items. If you do not instruct your broker how to vote with respect to Items 1, 4 and 5, your broker is not permitted to vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

Q:	How will my Company stock in the Patriot Coal Corporation 401(k) Retirement Plan be voted?

A:	Vanguard, as the plan trustee, will vote your shares in accordance with your instructions if you send in a completed proxy/voting instruction card or vote by telephone or the Internet before 3:00 P.M. Central Time on May 10, 2010. All telephone and Internet voting facilities with respect to plan shares will close at that time. Vanguard will vote allocated shares of Company Common Stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as plan shares for which the trustee receives voting instructions.

Q:	How many shares must be present to hold the Annual Meeting?

A:	Holders of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.

Q:	What vote is required to approve the proposals?

A:	In the election of directors, which is by plurality, certain shares present at the meeting are counted as not voted. These include any shares for which i) there is an abstention, ii) there is a broker non-vote or iii) the ballot is marked withheld. If a nominee in an uncontested election receives more “Withhold” than “For” votes, the nominee must tender his resignation in accordance with our Director Election Procedures. The Board will then determine whether to accept or reject the resignation based on all factors affecting the nominee’s qualifications and contributions to the Company. Our Director Election Procedures can be accessed on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” then “Corporate Governance,” and then “Corporate Governance Guidelines.” Information on our website is not considered part of this Proxy Statement. In the vote on the proposal made by the Board of Directors to ratify the Company’s independent registered public accounting firm, the vote of a majority of the shares of our Common Stock represented by proxy at the meeting and entitled to vote on the matter is required; any action other than a vote for the proposal, including abstentions and broker non-votes, will have the effect of being a vote against the proposal. In the vote on the proposal made by the Board of Directors to approve an increase in the number of shares of Common Stock authorized for issuance by the Company the affirmative vote of a majority of the shares of our Common Stock outstanding is required; and any action other than a vote for the proposal, including abstentions and broker non-votes, will have the effect of being a vote against the proposal. The vote on the proposal made by the Board of Directors to approve an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan requires a majority of votes cast (including for purposes of votes cast abstentions, which count as against, but not broker non-votes), provided that the total votes cast must represent a majority of the shares entitled to vote on the proposal. In the vote on the proposal made by the Board of Directors to approve an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation Employee Stock Purchase Plan, the vote of a majority of the shares of our Common Stock represented by proxy at the meeting and entitled to vote on the matter is required; any action other than a vote for the proposal, including abstentions and broker non-votes, will have the effect of being a vote against the proposal.

Q:	What does it mean if I receive more than one proxy card?

A:	It means your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

Q:	Who can attend the Annual Meeting?

A:	All Patriot Coal Corporation stockholders as of March 19, 2010 may attend the Annual Meeting.

Q:	What do I need to do to attend the Annual Meeting?

A:	If you are a stockholder of record or a participant in the Patriot Coal Corporation 401(k) Retirement Plan, your admission card is attached to your proxy card or voting instruction form. You will need to bring this admission card with you to the Annual Meeting.

If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement, reflecting your beneficial ownership on the record date, with you to the Annual Meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting. You will not be able to vote your shares at the meeting without a confirmation of beneficial ownership.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Form 8-K filed within four business days of the Annual Meeting.

ELECTION OF DIRECTORS (ITEM 1)

In accordance with the terms of the Company’s certificate of incorporation, the Board of Directors is divided into three classes, with each class serving a staggered three-year term. At this year’s Annual Meeting, the terms of current Class III Directors will expire. The terms of Class I Directors and Class II Directors will expire at the Annual Meetings to be held in 2011 and 2012, respectively.

The Board of Directors has nominated Irl F. Engelhardt, Michael P. Johnson, Robert O. Viets and Richard M. Whiting for election as Class III Directors with terms expiring in 2013. Each of the nominees is currently serving as a director of the Company. All nominees have consented to serve for the new term. Should any one or more of the nominees become unavailable for election, your proxy authorizes us to vote for such other persons, if any, as the Board of Directors may recommend.

The Board of Directors is responsible for recommending director nominees that have the experience, qualifications, attributes and skills that are important to an effective Board. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that the nominee should serve as a director, we also believe that all of our director nominees have characteristics common to all Board members, including integrity, strong professional reputation, a record of achievement and adherence to high ethical standards. Each Director has demonstrated business acumen and an ability to exercise sound judgment, as well as a proven commitment of service to the Company and our Board. We value our Directors’ significant experience on other public company boards of directors and board committees.

Information about the number of shares of Common Stock beneficially owned by each Director appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.” See also “Certain Relationships and Related Transactions.”

The Board of Directors recommends that you vote “For” each of the Class III Director nominees named below.

Class III Director Nominees — Terms Expiring in 2013

RICHARD M. WHITING, age 55, has been a Director of the Company since October 2007. Effective October 31, 2007, the Company was spun-off from Peabody Energy Corporation (“Peabody”) and became a separate, publicly-traded company (the “spin-off”). Mr. Whiting assumed the position of President & Chief Executive Officer in October 2007 and upon the consummation of the acquisition of Magnum Coal Company (“Magnum”) by the Company on July 23, 2008 (the “Merger”), assumed the position of Chief Executive Officer.

Mr. Whiting joined Peabody’s predecessor company in 1976 and held a number of operations, sales and engineering positions both at the corporate offices and at field locations. Prior to the spin-off, Mr. Whiting was Peabody’s Executive Vice President & Chief Marketing Officer from May 2006 to October 2007, with responsibility for all marketing, sales and coal trading operations, as well as Peabody’s joint venture relationships. He previously served as President & Chief Operating Officer and as a Director of Peabody from 1998 to 2002. He also served as Executive Vice President – Sales, Marketing & Trading from 2002 to 2006, and as President of Peabody COALSALES Company from 1992 to 1998.

Mr. Whiting is the former Chairman of the National Mining Association’s Safety and Health Committee, the former Chairman of the Bituminous Coal Operators’ Association, and a past board member of the National Coal Council. Mr. Whiting holds a Bachelor of Science degree in Mining Engineering from West Virginia University. He currently serves on the Board of Directors of the National Mining Association and the Society of Mining Engineers Foundation Board of Trustees.

We believe Mr. Whiting’s qualifications to sit on our Board of Directors include his over thirty years of experience in the coal industry, his leadership and knowledge of the Company and its former parent, as well as his extensive management experience.

IRL F. ENGELHARDT, age 63, has been a Director of the Company since October 2007. Mr Engelhardt has served as Chairman of the Board of Directors and Executive Advisor of the Company since the spin-off. Prior to the spin-off, Mr. Engelhardt served as Chairman and a Director of Peabody from 1993 until October 2007.

Mr. Engelhardt also served as Chief Executive Officer of Peabody, our former parent, from 1990 through December 2005. After joining a predecessor of Peabody in 1979, he held various officer level positions in executive, sales, business development and administrative areas, including Chairman of Peabody Resources Ltd. (Australia) and Chairman of Citizens Power LLC.

He served as Co-Chief Executive Officer and executive director of The Energy Group from 1997 to 1998, Chairman of Suburban Propane Company from 1995 to 1996, Chairman of Cornerstone Construction & Materials from 1994 to 1995 and Director and Group Vice President of Hanson Industries from 1995 to 1996. Mr. Engelhardt previously served as Chairman of the Federal Reserve Bank of St. Louis, Chairman of the National Mining Association, the Coal Industry Advisory Board of the International Energy Agency, the Center for Energy and Economic Development and the Coal Utilization Research Council, as well as Co-Chairman of the Coal Based Generation Stakeholders Group. He serves on the Board of Directors of Valero Energy Corporation and The Williams Companies, Inc.

We believe Mr. Engelhardt’s qualifications to sit on our Board of Directors include his over thirty years of experience in the coal and energy industries, including as the Chief Executive Officer of Peabody.

MICHAEL P. JOHNSON, age 62, has been a Director of the Company since July 2008. Mr. Johnson is the President & Chief Executive Officer of J&A Group, a small business consulting and investment company, since 2008. He previously served as Senior Vice President and Chief Administrative Officer of The Williams Companies, Inc., a NYSE-listed natural gas producer, processor and transporter. Mr. Johnson was with The Williams Companies, Inc. from 1998 until his retirement in 2008. From 1991 to 1998, Mr. Johnson served in various officer-level positions for Amoco Corporation, including Vice President of Human Resources.

Mr. Johnson serves on the boards of several universities and charitable organizations. Mr. Johnson holds a bachelor’s degree from North Carolina Central University and is a graduate of the Advanced Executive Program from Kellogg School of Business at Northwestern University. Mr. Johnson currently serves on the Board of Directors of QuikTrip Corporation, Buffalo Wild Wings Inc. and CenterPoint Energy, Inc.

We believe Mr. Johnson’s qualifications to sit on our Board of Directors include his management experience in the energy industry and his experience with strategic development and human resources functions.

ROBERT O. VIETS, age 66, has been a Director of the Company since November 2007. Mr. Viets is the former President, Chief Executive Officer and Director of CILCORP, a NYSE-listed holding company which owned a regulated electric and natural gas utility (CILCO) in central Illinois. Mr. Viets served in this capacity from 1988 until 1999, when CILCORP was acquired by AES. He also served as Chief Financial Officer during his 26-year career at CILCORP. Prior to joining CILCORP, Mr. Viets was an auditor with Arthur Andersen & Co. Following his career at CILCORP, Mr. Viets has provided consulting services to regulated energy and communication businesses.

Mr. Viets has a degree in Economics from Washburn University (Topeka) and a Law degree from Washington University School of Law. He is also a certified public accountant. He has served as a Director of, among other companies, RLI Corp., a specialty property and casualty insurer (1993-present); Consumers Water Company, a Maine-based regulated water utility (1996-1998); and Philadelphia Suburban Corp., now Aqua America, Inc. (1998-2001); including serving as a member of the Audit Committees at RLI Corp. and Philadelphia Suburban Corp.

We believe Mr. Viets’s qualifications to sit on our Board of Directors include his experience with electric and gas utilities, his executive leadership of significant organizations and his financial expertise.

Class I Directors — Terms Expiring in 2011

J. JOE ADORJAN, age 71, has been a Director of the Company since November 2007. Mr. Adorjan is currently Chairman of Adven Capital, a private equity firm and is a partner of Stonington Partners Inc., a New York based private equity firm. He has served in these positions since February 2001. From 1995 through December 2000, Mr. Adorjan served as Chairman and Chief Executive Officer of Borg-Warner Security Corporation, a provider of security services. Prior to joining Borg-Warner, Mr. Adorjan served in a number of senior executive capacities with Emerson Electric Co. and ESCO Electronics Corporation, an independent NYSE-listed corporation that was formed in 1990 with the spin-off of Emerson’s government and defense business. He was Chairman and

Chief Executive Officer of ESCO from 1990 to 1992, when he rejoined Emerson as President. Mr. Adorjan originally joined Emerson in 1968 and served in a number of senior executive capacities, including Executive Vice President of Finance, International, Technology and Corporate Development.

Mr. Adorjan has Bachelors and Masters degrees in Economics from Saint Louis University. Mr. Adorjan currently serves as a Director for Rexel Corporation, a global distributor of electrical and electronics products and services, and is Chairman of Bates Sales Company, a distributor of industrial power transmission equipment and parts. He is also a Director of Thermadyne Holdings Corporation, a marketer of cutting and welding products and accessories, where he serves as lead director and as a member of the audit and compensation committees. He also serves on the board of trustees of Saint Louis University and Ranken Technical College and is Chairman of The Hungarian - Missouri Educational Partnership.

We believe Mr. Adorjan’s qualifications to sit on our Board of Directors include his experience as an executive leader of complex organizations and experience as a director of other companies.

MICHAEL M. SCHARF, age 62, has been a Director of the Company since November 2007. Mr. Scharf is Executive Director, Global Financial Services for Bunge Limited. Previously he was Senior Vice President and CFO of Bunge North America and served in that position since joining Bunge in 1990 through 2009. He also served as Bunge’s representative on the board of the company’s biofuels joint ventures. He was previously Senior Vice President and Chief Financial Officer of Peabody Holding Company, Inc. (1978-1990) and Tax Manager at Arthur Andersen & Co. (1969-1978).

Mr. Scharf has a Bachelors degree in Accounting from Wheeling Jesuit University and is a certified public accountant.

We believe Mr. Scharf’s qualifications to sit on our Board of Directors include his management experience with global companies, his financial expertise and his experience in the coal industry.

ROBB E. TURNER, age 47, is, and has been since 2000, a co-founder of and senior partner of ArcLight Capital Holdings, LLC, a private equity firm specializing in energy investments and has eighteen years of energy finance, corporate finance, and public and private equity investment experience. Prior to forming ArcLight, Mr. Turner founded and built Berenson Minella & Company’s energy advisory practice. From 1990 to 1997, Mr. Turner held senior positions at Smith Barney, Schroders, Wasserstein Perella and Kidder, Peabody & Co., where he was responsible for advising on buyouts, corporate finance structures and mergers and acquisitions. Mr. Turner serves on the Board pursuant to a voting agreement executed at the time of the merger between certain stockholders of Magnum and the Company.

Mr. Turner has a Bachelor of Science in Engineering from the U.S. Military Academy at West Point and a Master of Business Administration from Harvard Business School. Mr. Turner is a director in several privately held companies in which affiliates of ArcLight Capital Holdings, LLC have an interest. Mr. Turner is also on the Board of Directors of Mainline Management LLC, the general partner of Buckeye GP Holdings L.P. and Buckeye GP LLC, the general partner of Buckeye Partners, L.P., a publicly-traded limited partnership that owns and operates independent U.S. refined petroleum products and pipeline systems; and the Friends 4 Michael Foundation.

We believe Mr. Turner’s qualifications to sit on our Board of Directors include his experience with the energy industry, his financial expertise and his experience executing complex transactions.

Class II Directors — Terms Expiring in 2012

B. R. BROWN, age 77, has been a Director of the Company since October 2007. Mr. Brown is the retired Chairman, President and Chief Executive Officer of CONSOL Energy, Inc., a domestic coal and gas producer and energy services provider. He served as Chairman, President and Chief Executive Officer of CONSOL and predecessor companies from 1978 to 1998. He also served as a Senior Vice President of E.I. du Pont de Nemours & Co., CONSOL’s controlling stockholder, from 1981 to 1991. Before joining CONSOL, Mr. Brown was a Senior Vice President at Conoco. From 1990 to 1995, he also was President and Chief Executive Officer of Remington Arms Company, Inc.

Mr. Brown has a degree in Economics from the University of Arkansas. Mr. Brown has previously served as Director and Chairman of the Bituminous Coal Operators’ Association Negotiating Committee, Chairman of the

National Mining Association, and Chairman of the Coal Industry Advisory Board of the International Energy Agency. Mr. Brown was a Director of Peabody Energy Corporation from December 2003 until October 2007, when he resigned to join Patriot’s Board of Directors. He is also a Director of Delta Trust & Bank and Remington Arms Company, Inc. and its parent, Freedom Group, Inc.

We believe Mr. Brown’s qualifications to sit on our Board of Directors include his experience in the coal industry, his executive leadership of complex organizations and his experience as a director of other companies.

JOHN F. ERHARD, age 35, is a principal of ArcLight Capital Holdings, LLC, a private equity firm specializing in energy investments, with whom he has held several positions since joining in 2001. Prior to joining ArcLight, he was an Associate at Blue Chip Venture Company, a venture capital firm focused on the information technology sector. Mr. Erhard began his career at Schroders, where he focused on mergers and acquisitions. Mr. Erhard serves on the Board pursuant to a voting agreement executed at the time of the merger between certain stockholders of Magnum and the Company.

Mr. Erhard has a Bachelor of Arts in Economics from Princeton University and a Juris Doctor from Harvard Law School. Mr. Erhard is an officer in several privately held companies in which affiliates of ArcLight Capital Holdings, LLC have an interest. He is a Director of Mainline Management LLC, the general partner of Buckeye GP Holdings L.P. and of Buckeye GP LLC, the general partner of Buckeye Partners, L.P., a publicly-traded limited partnership that owns and operates independent U.S. refined petroleum products and pipeline systems.

We believe Mr. Erhard’s qualifications to sit on our Board of Directors include his experience with the energy industry, his financial expertise and his experience managing complex transactions.

JOHN E. LUSHEFSKI, age 54, has been a Director of the Company since October 2007. Mr. Lushefski has been a senior consultant providing strategic, business development and financial advice to public and private companies since July 2005. He has substantial coal industry experience and a global background in treasury, tax, accounting, strategic planning, information technology, human resources, investor relations and business development. From December 2004 until July 2005, Mr. Lushefski was engaged in the development of his current consulting business. From 1996 until December 2004, he served as Chief Financial Officer of Millennium Chemicals Inc., a NYSE-listed international chemicals manufacturer that was spun off from Hanson PLC. He also served as Senior Vice President & Chief Financial Officer of Hanson Industries Inc. from 1995 to 1996, and as Vice President & Chief Financial Officer of Peabody Holding Company, Inc. from 1991 to 1995. Prior to joining Hanson in 1985, he was an Audit Manager with Price Waterhouse LLP, New York.

Mr. Lushefski is a certified public accountant with a B.S. in Business Management/Accounting from Pennsylvania State University. He also has served as a Director of Suburban Propane, LP (1996-1999) and Smith Corona Corporation (1995-1996).

We believe Mr. Lushefski’s qualifications to sit on our Board of Directors include his experience with the coal industry, his financial expertise and management expertise with other public companies.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by the rules of the NYSE, the Board of Directors will evaluate the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact a director’s independence or effectiveness (e.g., in connection with a change in employment status or other significant changes). This process is administered by the Nominating & Governance Committee which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships with the Company and management, the Nominating & Governance Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.

In making independence determinations, the Nominating & Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, (2) the significance of the relationship to the Company, the other organization and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course for the Company and the other organization and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board deems any relationships that have expired more than three years ago to be immaterial.

After considering the standards for independence adopted by the NYSE and various other factors as described herein, the Board of Directors has determined that all directors other than Messrs. Engelhardt and Whiting are independent. None of the directors, other than Messrs. Engelhardt and Whiting, receives any compensation from the Company other than customary director and committee fees.

The Board of Directors has determined that Messrs. Adorjan, Brown, Lushefski, Johnson, Scharf and Viets have no relationship with the Company, other than serving as directors of the Company, and are therefore independent. The Board has also determined that Messrs. Erhard and Turner are independent after evaluating their relationships with the Company and concluding that such relationships are not material. All such relationships are outlined below.

Messrs. Turner and Erhard are principals of, and employees of, ArcLight Capital Holdings, LLC, (“ACH”), an affiliate of ArcLight Energy Partners Fund I, L.P. (“ArcLight Fund I”) and ArcLight Energy Partners Fund II, L.P. (“ArcLight Fund II”), collectively, the “ArcLight Funds.” The specific relationship of Messrs. Turner and Erhard with ACH and the ArcLight Funds are described in more detail in Certain Relationships and Related Party Transactions set forth on page 41 of this Proxy Statement. When evaluating the materiality of these relationships to the Company, the Board considered the fact that Messrs. Turner and Erhard are employees of a significant stockholder of the Company. In accordance with NYSE rules, which provide that ownership of a significant amount of Company stock does not preclude a finding of independence, the Board concluded that Messrs. Turner’s and Erhard’s indirect beneficial ownership of Company stock through the ArcLight Funds was not material. The Board also considered the nature of the appointment of Messrs. Turner and Erhard to the Board pursuant to a voting agreement entered into at the time of the Merger. The Board determined that, since commencement of their service on the Board, Messrs. Turner and Erhard have diligently exercised their fiduciary duty in the best interest of all stockholders. The Board also reviewed the commercial relationship between Magnum, a subsidiary of the Company, and a subsidiary of the ArcLight Funds and certain of its affiliates, pursuant to which the ArcLight Funds and affiliates are entitled to royalty proceeds from Magnum. In 2009, Magnum paid the ArcLight Funds and its affiliates $874,383 in royalty proceeds. The Board concluded that this relationship is not material since the royalties constitute less than one percent of the consolidated gross revenues of either party, relate to a commercial arrangement entered into by Magnum and its predecessors prior to the Merger and is on similar and customary terms and conditions as other such commercial arrangements. After careful consideration, the Board has determined that the nature of these relationships do not impair, or appear to impair, the directors’ independent judgment and oversight.

Board Attendance and Executive Sessions

The Board of Directors met eight times in 2009. During that period, on average, each incumbent director attended 98% or more of the aggregate number of meetings of the Board and the committees on which he served. Mr. Engelhardt serves as chairman at all meetings of the Board of Directors.

Non-management directors meet in executive session at each regularly scheduled Board meeting. If the Board determines that any non-management director is not independent in accordance with the NYSE’s standards for determining independence, an executive session comprised solely of independent directors will be held at least annually. Executive sessions are chaired by the chairpersons of the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating & Governance Committee, on a rotating basis.

Board Leadership Structure

We separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. Mr. Engelhardt, our Chairman, is an employee of the Company and is therefore not “independent.”

Board Oversight of Risk and Committees of the Board

The Board has appointed five standing committees from among its members to assist it in carrying out its obligations. These committees are the Audit Committee, Compensation Committee, Executive Committee, Finance Committee and Nominating & Governance Committee. The Board is actively involved in oversight of risks that could affect the Company. The Board delegates oversight of specific risks through the committees of the Board, as disclosed in the descriptions of the committees below and further described in the charters of each committee. The Board satisfies its oversight responsibility by receiving full reports from each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Each standing committee has adopted a formal charter that describes in more detail its purpose, organizational structure and responsibilities. A copy of each committee charter can be found on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” then “Corporate Governance,” and then “Committee Charters” and is available in print to any stockholder who requests it. Information on our website is not considered part of this Proxy Statement. A description of each committee and its current membership follows:

Audit Committee

The members of the Audit Committee are Robert O. Viets (Chair), J. Joe Adorjan, John E. Lushefski and Michael M. Scharf. The Board of Directors has affirmatively determined that, in its judgment, all members of the Audit Committee are independent under NYSE and Securities and Exchange Commission (“SEC”) rules. The Board of Directors also has determined that each of Messrs. Viets, Adorjan, Lushefski and Scharf is an “audit committee financial expert” under SEC rules.

The Audit Committee met eight times during 2009. The Audit Committee’s primary purpose is to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to accounting matters, financial reporting and legal and regulatory compliance by overseeing:

•	The quality and integrity of the Company’s financial statements and financial reporting processes;

•	The Company’s systems of internal accounting and financial controls and disclosure controls;

•	The independent registered public accounting firm’s qualifications and independence;

•	The performance of the Company’s internal audit function and independent registered public accounting firm; and

•	Compliance with legal and regulatory requirements.

Some of the primary responsibilities of the Audit Committee include the following:

•	To appoint the Company’s independent registered public accounting firm, which reports directly to the Audit Committee;

•	To approve all audit engagement fees and terms and all permissible non-audit engagements with the Company’s independent registered public accounting firm;

•	To ensure that the Company maintains an internal audit function and to review the appointment of the senior internal audit team and/or provider;

•	To approve the terms of engagement for the internal audit provider;

•	To meet on a regular basis with the Company’s financial management, internal audit management and independent registered public accounting firm to review matters relating to the Company’s internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the independent registered public accounting firm and other matters relating to the Company’s financial condition;

•	To oversee the Company’s financial reporting process and to review in advance of filing or issuance the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and earnings press releases;

•	To review the Company’s guidelines and policies with respect to risk assessment and risk management, and to monitor the Company’s major financial risk exposures and steps management has taken to control such exposures; and

•	To make regular reports to the Board of Directors regarding the activities and recommendations of the Audit Committee.

Compensation Committee

The members of the Compensation Committee are Michael P. Johnson (Chair), J. Joe Adorjan and B. R. Brown. The Board of Directors has affirmatively determined that, in its judgment, all members of the Compensation Committee are independent under rules established by the NYSE.

The Compensation Committee met six times during 2009. The Compensation Committee’s primary purpose is to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to employment policies and the Company’s compensation and benefits systems. Some of the responsibilities of the Compensation Committee include the following:

•	To annually review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and together with the other independent members of the Board of Directors, determine and approve the CEO’s compensation levels based on this evaluation;

•	To annually review, with the CEO, the performance of the Company’s executive officers and make recommendations to the Board of Directors with respect to the compensation plans for such officers;

•	To annually review and approve the CEO’s and the executive officers’ base salary, annual incentive opportunity and long-term incentive opportunity and as appropriate, employment agreements, severance agreements, change of control provisions and any special supplemental benefits;

•	To approve annual bonus awards for executive officers other than the CEO;

•	To oversee the Company’s annual and long-term incentive programs;

•	To periodically assess the Company’s director compensation program and, when appropriate, recommend modifications for Board consideration;

•	To review and make recommendations to the Board of Directors in conjunction with the CEO, as appropriate, with respect to succession planning and management development; and

•	To make regular reports on its activities to the Board of Directors.

Further information regarding the Company’s processes and procedures for the consideration and determination of executive and director compensation may be found in “Executive Compensation — Compensation Discussion and Analysis” and “Director Compensation.”

Executive Committee

The members of the Executive Committee are Richard M. Whiting (Chair), Irl F. Engelhardt and B. R. Brown. The Executive Committee met eighteen times during 2009.

When the Board of Directors is not in session, the Executive Committee has all of the power and authority as delegated by the Board of Directors, except with respect to:

•	Amending the Company’s certificate of incorporation and bylaws;

•	Adopting an agreement of merger or consolidation;

•	Recommending to stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets;

•	Recommending to stockholders dissolution of the Company or revocation of any dissolution;

•	Declaring a dividend;

•	Issuing stock;

•	Appointing members of Board committees; and

•	Changing major lines of business.

Finance Committee

On April 24, 2009, the Board established the Finance Committee. The current members of the Finance Committee are John E. Lushefski (Chair), John F. Erhard and Michael M. Scharf.

The Finance Committee met six times during 2009. The Finance Committee’s primary purpose is to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to corporate finance functions. Some of the responsibilities of the Finance Committee include the following:

•	To oversee the development and execution of the Company’s financial strategies, plans and policies;

•	To review and recommend to the Board key financial components of the Company’s annual budget;

•	To review and recommend to the Board, individual non-budgeted commitments of the Company in excess of the CEO’s authority limits;

•	To review and recommend to the Board certain financing activities having an aggregate value in excess of the CEO’s authority limits;

•	To review and monitor the Company’s legacy costs and retirement programs;

•	To review and monitor the insurance policies and programs of the Company; and

•	To oversee the Company’s tax planning and compliance strategies and tax return filing positions.

Nominating & Governance Committee

The members of the Nominating & Governance Committee are Michael M. Scharf (Chair), Michael P. Johnson, John E. Lushefski and Robert O. Viets. The Board of Directors has affirmatively determined that, in its judgment, all members of the Nominating & Governance Committee are independent under NYSE rules.

The Nominating & Governance Committee met five times during 2009. The Nominating & Governance Committee’s primary purpose is to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to corporate governance practices. Some of the responsibilities of the Nominating & Governance Committee include the following:

•	To identify, evaluate and recommend qualified candidates for election to the Board of Directors;

•	To advise the Board of Directors on matters related to corporate governance;

•	To assist the Board of Directors in conducting its annual assessment of Board performance;

•	To recommend the structure, composition and responsibilities of other Board committees;

•	To advise the Board of Directors on matters related to corporate social responsibility;

•	To ensure the Company maintains an effective orientation program for new directors and a continuing education and development program to supplement the skills and needs of the Board of Directors;

•	To monitor compliance with the Company’s corporate compliance program and Code of Business Conduct and Ethics; and

•	To make regular reports on its activities to the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees, (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee also reviewed and discussed together with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the year ended December 31, 2009 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s audit of internal control over financial reporting.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2009 filed by the Company with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company’s independent registered public accounting firm.

The Committee is governed by a charter (refer to www.patriotcoal.com). The Committee held eight meetings during fiscal year 2009. The Committee is comprised solely of independent Directors as defined by the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

MEMBERS OF THE AUDIT COMMITTEE:

ROBERT O. VIETS, AUDIT COMMITTEE CHAIRMAN
J. JOE ADORJAN, AUDIT COMMITTEE MEMBER
JOHN E. LUSHEFSKI, AUDIT COMMITTEE MEMBER
MICHAEL M. SCHARF, AUDIT COMMITTEE MEMBER

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the effective date of the spin-off from Peabody, including for the fiscal years ended December 31, 2009 and December 31, 2008.

The following fees were paid to Ernst & Young for services rendered during the Company’s fiscal years, 2009 and 2008:

•	Audit Fees: Audit fees billed (or billable) to the Company by Ernst & Young with respect to the fiscal years ended December 31, 2009 and December 31, 2008 were $1,505,700 and $1,806,750, respectively. Fiscal year audit fees include professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Forms 10-Q and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for the fiscal year.

•	Audit-Related Fees: Audit-related fees billed by Ernst & Young with respect to the fiscal years ended December 31, 2009 and December 31, 2008 were $80,000 and $105,000, respectively. Fiscal year audit-related fees include professional fees rendered for the audit of benefit plans of the Company and of Magnum.

•	Tax Fees: Tax fees billed by Ernst & Young with respect to the fiscal years ended December 31, 2009 and December 31, 2008 were $444,658 and $222,726, respectively. Fiscal year tax fees relate to the review of company-prepared calculations and preparation of related federal and state tax returns and the performance of acquisition-related tax research and consultation.

•	All Other Fees: There were no other fees billed by Ernst & Young with respect to the fiscal years ended December 31, 2009 or December 31, 2008.

Under procedures established by the Board of Directors, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews the amount of all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Under Company policy and/or applicable rules and regulations, the Company’s independent registered public accounting firm is prohibited from providing the following types of services to the Company: (1) bookkeeping or other services related to the Company’s accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission, and (12) tax services to an officer of the Company whose role is in a financial oversight capacity.

CORPORATE GOVERNANCE MATTERS

Good corporate governance is a priority at Patriot Coal Corporation. The Company’s key governance practices are outlined in its Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. These documents can be found on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” and then “Corporate Governance,” and are available in print to any stockholder, without charge, upon request. Information on our website is not considered part of this Proxy Statement. The Code of Business Conduct and Ethics applies to the Company’s directors, CEO, Chief Financial Officer, Controller and other Company personnel. Any updates or amendments to the Code of Business Conduct and Ethics, and any waiver that applies to a director or executive officer, will also be posted on the website.

The Nominating & Governance Committee of the Board of Directors is responsible for reviewing the Corporate Governance Guidelines annually and reporting and making recommendations to the Board concerning corporate governance matters.

Stockholder Communications with the Board of Directors

The Board of Directors has adopted the following procedures for stockholders and other interested persons to send communications to the Board, individual directors and/or Committee Chairs, who chair the executive sessions of the Board on a rotating basis (collectively, “Stockholder Communications”):

Stockholders and other interested persons seeking to communicate with the Board should submit their written comments to the Chairman, Patriot Coal Corporation, 12312 Olive Boulevard, Saint Louis, Missouri 63141. The Chairman will forward such Stockholder Communications to each member of the Board (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such communications at the next regular meeting of the Board. If a Stockholder Communication is addressed to a specific individual director or Committee Chair (excluding routine advertisements and business solicitations), the Chairman will forward that communication to the named director, and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.

If a Stockholder Communication raises concerns about the ethical conduct of management or the Company, it should be sent directly to the Corporate Secretary at 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141. The Corporate Secretary will promptly forward a copy of such Stockholder Communication to the Chairman of the Audit Committee and, if appropriate, the Company’s Chairman, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate Board committee, management and/or by the full Board.

If a stockholder or other interested person seeks to communicate exclusively with the Company’s non-management directors, such Stockholder Communication should be sent directly to the Corporate Secretary who will forward any such communications directly to the Chair of the Nominating & Governance Committee. The Corporate Secretary will first consult with and receive the approval of the Chair of the Nominating & Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

At the direction of the Board, the Company reserves the right to screen all materials sent to its directors for potential security risks, harassment purposes or routine solicitations.

Stockholders have an opportunity to communicate with the Board at the Company’s Annual Meeting of Stockholders. Pursuant to Board policy, each director is expected to attend the Annual Meeting in person, subject to occasional excused absences due to illness or unavoidable conflicts. All directors, except one, attended the 2008 Annual Meeting in person.

The Chairman shall be the spokesman for the Board except in circumstances where the inquiry or comment is about the Chairman. In such instances, the Chairman of the Nominating & Governance Committee shall become the spokesman.

Overview of Director Nominating Process

The Board of Directors believes that one of its primary goals is to advise management on strategy and to monitor the Company’s performance. The Board also believes that the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge and skills and who are available for appropriate periods of continuous service, thereby enhancing their ability to thoroughly understand and oversee the Company’s business and long-term strategies. As such, current Board members possess a wide array of skills and experience in the coal industry, related energy industries and other important areas. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving the best interests of the Company and all of its stockholders.

The Nominating & Governance Committee (“Committee”) is responsible for identifying, evaluating and recommending qualified candidates for election to the Board of Directors. The Committee will consider director candidates submitted by stockholders. In accordance with the Company’s Bylaws, any stockholder wishing to submit a candidate for consideration should send the following information to the Secretary of the Company at 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141:

•	Stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age and address of candidate;

•	A detailed resume describing among other things the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors, and documents his/her ability to satisfy the director qualifications described below;

•	A description of any arrangements or understandings between the stockholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board of Directors.

The Corporate Secretary will promptly forward such materials to the Committee Chair and the Chairman of the Board. The Corporate Secretary also will maintain copies of such materials for future reference by the Committee when filling Board positions.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate.

Criteria for Director Nominations

General criteria for the nomination of director candidates include experience and successful track record, integrity, skills, diversity, ability to make analytical inquiries, understanding of our business environment, and willingness to devote adequate time to director duties, all in the context of the perceived needs of the Board at that time.

Pursuant to its charter, the Committee must review with the Board of Directors, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the following criteria:

•	Candidates should possess broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law, consulting or administration;

•	Candidates should possess the highest personal and professional ethics, integrity and values. Candidates also should be committed to representing the long-term interests of the Company and all of its stockholders;

•	Candidates should have an inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making;

•	Candidates need to possess expertise that is useful to the Company and complementary to the background and experience of the other Board members; and

•	Candidates need to be willing to devote sufficient time to Board and Committee activities and to enhance their knowledge of the Company’s business, operations and industry.

The Committee will consider candidates submitted by a variety of sources (including, without limit, incumbent directors, stockholders, Company management and third-party search firms) when filling vacancies and/or expanding the Board. If a vacancy arises or the Board decides to expand its membership, the Committee generally asks each director to submit a list of potential candidates for consideration. The Committee then evaluates each potential candidate’s educational background, employment history, and outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. At that time, the Committee also will consider potential nominees submitted by stockholders in accordance with the procedures described above. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board members or other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Committee Chair, or another director designated by the Committee Chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with members of the Committee. All such interviews are held in person, and include only the candidates and the independent Committee members. Based upon interview results and appropriate background checks, the Committee then decides whether it will recommend the candidate’s nomination to the full Board.

The Committee believes this process will produce highly qualified, independent Board members. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search.

OWNERSHIP OF COMPANY SECURITIES

The following table sets forth information as of March 15, 2010 with respect to persons or entities who are known to beneficially own more than 5% of the Company’s outstanding Common Stock, each director, each executive officer named in the Summary Compensation Table below, and all directors and executive officers as a group. All amounts shown have been adjusted by the 2-for-1 stock split effective August 11, 2008, to the extent applicable.

Beneficial Owners of More Than Five Percent, Directors and Management

	Amount and
	Nature
Name and Address	of Beneficial		Percent of
of Beneficial Owners	Ownership (1)		Class (2)

ArcLight Capital Partners, LLC (3)	11,101,827		12.2%
BlackRock, Inc. (4)	7,971,061		8.8%
Chilton Investment Company, LLC (5)	6,843,203		7.6%
State Street Corporation (6)	4,967,687		5.5%
J. Joe Adorjan	30,396	(7)	*
Joseph W. Bean	46,439		*
B.R. Brown	30,834	(7)	*
Charles A. Ebetino, Jr.	72,474		*
Irl F. Engelhardt	429,873	(8)	*
John F. Erhard (9)	—		*
Michael P. Johnson	12,722	(10)	*
John E. Lushefski	19,396	(7)	*
Michael M. Scharf	21,396	(7)	*
Mark N. Schroeder	89,648		*
Robb E. Turner (9)	—		*
Robert O. Viets	26,486	(7)(11)	*
Paul H. Vining	347,902		*
Richard M. Whiting	373,814		*
All Directors and Executive Officers as a group (15 people)	1,591,553		1.75%

(1)	Amounts shown for 5% owners are based on the latest available filings on Form 13G or other relevant filings made with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Includes shares of restricted stock that remain unvested as of March 15, 2010 as follows: Mr. Joseph W. Bean, 17,744 shares; Mr. Charles A. Ebetino, Jr., 33,249 shares; Mr. Irl F. Engelhardt, 34,668 shares; Mr. Mark N. Schroeder, 37,006 shares; Mr. Paul H. Vining, 43,317 shares; and Mr. Richard M. Whiting, 129,461 shares.

(2)	An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares.

(3)	ArcLight Capital Partners, LLC, headquartered at 200 Clarendon Street, 55th Floor, Boston, MA 02117, is the investment manager of ArcLight Fund I and ArcLight Fund II, the direct owners of the shares. ArcLight Fund I has the shared power to vote, direct the voting of, dispose of and direct the disposition of 7,275,686 shares of Common Stock. ArcLight Fund II has the shared power to vote, direct the voting of, dispose of and direct the disposition of 5,826,141 shares of Common Stock.

(4)	BlackRock, Inc., with an address at 40 East 52nd Street, New York, New York 10022, has sole voting power with respect to 7,971,061 shares and sole power to dispose with respect to 7,971,061 shares.

(5)	Chilton Investment Company, LLC, with an address at 1266 East Main St., 7th Floor, Stamford, CT 06902, has shared voting power with respect to 6,843,203 shares and sole power to dispose with respect to 6,843,203 shares.

(6)	State Street Corporation, with an address at One Lincoln Street, Boston, MA 02111, has shared voting power with respect to 4,967,687 shares and shared power to dispose with respect to 4,967,687 shares.

(7)	Includes 17,396 shares of Common Stock represented by an equal number of Deferred Stock Units which were granted on each of November 1, 2007 and January 30, 2009 and vested on November 1, 2008 and January 2, 2010, but not yet received. The reporting person has the immediate right to receive such shares if the reporting person ceases to be a director of the Company due to death or disability or if a change of control occurs.

(8)	Includes 3,904 shares of Common Stock held in Mr. Irl F. Engelhardt’s 401(k) plan and 1,480 shares of Common Stock held by Mr. Irl F. Engelhardt’s spouse.

(9)	Reporting person is an officer of ArcLight Capital Partners, LLC, or its affiliates, and as a result is deemed to have indirect beneficial ownership of the holdings held by ArcLight Capital Partners, LLC as set forth above.

(10)	Includes 11,822 shares of Common Stock represented by an equal number of Deferred Stock Units which were granted on each of July 24, 2008 and January 30, 2009 and vested on July 24, 2009 and January 2, 2010, but not yet received. The reporting person has the immediate right to receive such shares if the reporting person ceases to be a director of the Company due to death or disability or if a change of control occurs.

(11)	Includes 820 shares of Common Stock held by Mr. Robert O. Viets’s spouse.

Section 16 (a) Beneficial Ownership Reporting Compliance

The Company’s executive officers and directors and persons beneficially holding more than ten percent of the Company’s Common Stock are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Company Common Stock with the SEC. The Company files these reports of ownership and changes in ownership on behalf of its executive officers and directors. To the best of the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2009, filings with SEC and written representations from certain reporting persons that no additional reports were required, all required reports were timely filed, except that The Northwestern Mutual Life Insurance Company, a former stockholder of the Company and a signatory to the Voting and Standstill Agreement dated as of April 2, 2008 among the Company, ArcLight Energy Partners Fund I, L.P., ArcLight Energy Partners II, L.P. and certain stockholders, inadvertently filed a late Form 4 on March 3, 2010 for sales which took place on September 18 and September 21, 2009.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Objectives

The objectives of Patriot’s executive compensation program are to attract, retain and motivate key executives to enhance long-term profitability and stockholder value. We design our compensation programs to align incentives for executives with achievement of Patriot’s business strategies, including:

•	Maximizing operational excellence in the areas of safety, productivity, cost management and environmental stewardship;

•	Capitalizing on organic growth opportunities, as well as value-enhancing acquisitions and joint ventures; and

•	Maximizing profitability and customer satisfaction by taking advantage of our diverse products and sourcing capabilities.

In order to meet our objectives, we design our executive compensation program to:

•	Provide market-based competitive compensation based on the executive’s position and responsibilities in order to successfully attract and retain highly-qualified executives with the leadership skills and experience necessary for our long-term success;

•	Provide incentive compensation that places a strong emphasis on financial performance, with the flexibility to assess operational and individual performance; and

•	Provide an appropriate link between compensation and the creation of stockholder value through awards tied to our long-term performance and share price appreciation.

With these objectives in mind, Patriot’s compensation structure for its executive officers is currently comprised of four key components: base salary; an annual incentive plan; long-term incentive compensation consisting of restricted stock, stock options and restricted stock units; and retirement and other benefits (each as described further below).

Patriot’s Compensation Committee regularly reviews the objectives, philosophy and implementation of our executive compensation program in light of changing market and business conditions and retains the flexibility to adjust them in order to better align compensation with the interests of Patriot and its stockholders.

Roles of the Compensation Committee & the Compensation Consultant

The Compensation Committee is comprised entirely of independent directors and is responsible for the review and approval of the compensation of the Company’s executive officers. The Compensation Committee has overall responsibility for monitoring the performance of the Company’s executives and evaluating and approving the Company’s executive compensation plans, policies and programs. The Compensation Committee also reviews and approves executive participation in any company-wide benefit plans. In addition, the Compensation Committee oversees the Company’s annual and long-term incentive plans and programs.

With respect to the Chief Executive Officer, the Compensation Committee makes recommendations to the Board of Directors regarding the Chief Executive Officer’s compensation, including base salary, annual incentive and long-term incentive compensation, deferred compensation, perquisites, equity compensation, employment agreements, severance arrangements, retirement and other post-employment benefits and change-in-control benefits (in each case, as and when appropriate). Such matters are approved by the independent members of the Board of Directors. In addition, the Compensation Committee and the other independent members of the Board of Directors review and approve corporate goals and objectives relevant to such compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives.

Under its charter, Patriot’s Compensation Committee has the sole authority to engage the services of outside advisors, experts and others to assist the Compensation Committee in fulfilling its duties. The Compensation Committee engaged Watson Wyatt Worldwide (now Towers Watson and referred to herein as the “Consultant”) during 2009 to provide compensation consulting advice to the Compensation Committee. The Consultant provided the Compensation Committee with advice concerning the types and levels of compensation to be paid to the Chief Executive Officer and the other executive officers of Patriot, including market compensation data on base pay and annual and long-term incentives. In addition, the Consultant analyzed the mix of pay elements, reviewed executive employment agreements and examined and reported on share usage and dilution, incentive plan design and metrics, and current executive compensation trends that were relevant to Patriot. With the approval of the Compensation Committee, the Consultant also provided certain healthcare consulting services to the Company in 2009. Fees paid by the Company for such healthcare consulting services did not exceed the SEC’s threshold for required disclosure.

Benchmarking Process

In reviewing and comparing Patriot’s executive compensation programs, the Compensation Committee selected relevant peer groups of other publicly held companies of similar size (based on revenues) and in similar industries against which to compare compensation levels, elements, mix and trends and to ensure that Patriot’s programs are competitive. Two peer groups were developed to help assess the market. The primary peer group originally consisted of nine publicly-traded coal companies: Alpha Natural Resources, Inc., Arch Coal, Inc., CONSOL Energy, Inc., Foundation Coal Holdings, Inc., International Coal Group, Inc., James River Coal Company, Massey Energy Company, Peabody Energy Corporation (“Peabody”) and Westmoreland Coal Company. During 2009 Alpha acquired Foundation, reducing the primary peer group to eight publicly-traded coal companies. Also, during 2009, Walter Industries spun off its non-coal mining businesses and renamed itself Walter Energy. Accordingly, it was added by the Compensation Committee to the primary peer group. In addition to this group of direct industry competitors, another peer group was developed and is comprised of similarly sized companies (based on revenues), each of which extracts minerals or gas from the ground and has U.S. operations. This peer group is referred to as the secondary peer group and is comprised of the following companies: Cimarex Energy Company, Cleveland Cliffs, Inc., Compass Minerals International, Inc., Crosstex Energy, Inc., Martin Marietta Materials, Inc., Minerals Technologies, Inc., Newfield Exploration Company and Vulcan Materials Company. Walter Industries had been a member of the secondary peer group, but is no longer.

For purposes of reviewing the competitiveness of Patriot’s executive compensation program, the Compensation Committee used a combination of proxy data from the above peer groups and survey data to determine the competitive market range of compensation for each executive officer. Because talent for certain key roles at Patriot can be acquired from a broader spectrum of companies, use of surveys was also considered appropriate. The surveys included the 2009 U.S. Mercer Benchmark Database Executive Survey Report, the 2008/2009 Watson Wyatt Data Services Survey Report on Top Management Compensation, and the Towers Perrin 2009 U.S. Compensation General Industry Executive Database. The data from the published surveys was increased by 3.0%, reflecting the Consultant’s estimate of the expected pay increases in 2009 for executives in the energy industry, based on a compilation of major merit increase surveys.

The survey data, consisting of both mining/energy and general industry data for companies of comparable expected revenue size to Patriot, was examined in conjunction with the proxy data from both the primary and secondary peer groups, with the primary peer group being the principal reference point. The secondary peer group data was used to validate data from the primary peer group when the number of position matches was low. This analysis was done for base salary, total cash compensation (base salary and annual incentives) and total direct compensation (base salary, annual incentives, and long-term incentives), and the competitive data was shown at both the 50th and 75th percentiles. While the Compensation Committee takes market data into account in its determinations, it does not apply such data rigidly. Rather, it uses market data as one of several tools to reach compensation levels it considers to be appropriate, along with other factors such as experience, tenure, responsibility and performance.

In establishing 2009 compensation for the executive officers included in the Summary Compensation Table below (the “named executive officers”), the Compensation Committee reviewed the following information for each named executive officer:

•	Each individual element of direct compensation;

•	Total direct compensation, which includes base salary and annual and long-term incentive opportunity levels;

•	Total equity awards granted since starting with Patriot and the current value of such awards;

•	The total number of shares of Patriot stock owned and the current value of such stock; and

•	The total value of termination payments potentially payable to each named executive officer in the case of voluntary resignation, involuntary termination for cause, involuntary termination without cause, involuntary termination without cause after a change of control, death, disability and retirement.

The Compensation Committee used this compensation information to understand the elements and amounts of compensation paid to each named executive officer. The equity award and stock ownership information were used to understand the amount of equity awarded to the named executive officer, the current value of such equity awards and the progress toward achieving compliance with Patriot’s stock ownership guidelines. Overall, the Compensation Committee determined that Patriot’s executive compensation programs, as structured, are consistent with the Compensation Committee’s objectives.

Employment Agreements

In connection with the spin-off from the Company’s former parent, Peabody, on October 31, 2007, Patriot entered into employment agreements with each of our named executive officers employed by Patriot at that time and with certain other key executives. The terms of those agreements were structured to attract and retain persons believed to be key to Patriot’s success and to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. In addition, when the Company acquired Magnum on July 23, 2008, Mr. Paul H. Vining entered into an employment agreement with Patriot. The employment agreements for Messrs. Bean and Ebetino were amended February 6, 2009 and any discussion of their agreements in this Proxy Statement reflect those amendments. These agreements were amended for parity reasons to recognize these officers’ contributions and to extend their terms on a basis that was consistent with the agreements of other named executive officers. For more information regarding the terms of these agreements, see the “Potential Payments Upon Termination or Change of Control” section in this Proxy Statement.

Annual Base Salary

Base salary represents the major fixed component of compensation for the named executive officers. During 2009, the Compensation Committee increased the base salaries of two named executive officers. Mr. Bean’s base salary was increased, effective March 2009, from $325,000 to $350,000 to reflect his assumption of additional responsibilities as head of the human resource function. Mr. Schroeder’s base salary was increased in December 2009 from $400,000 to $450,000 in recognition of his increased responsibility resulting from the Magnum acquisition, his leadership during the financial market crisis in early 2009, his role in effecting necessary cost reductions during the year, and his successful efforts to maintain a strong balance sheet and improve liquidity for Patriot. At the time of the increase, Mr. Bean’s annual incentive opportunity was also increased to 80% of salary, and Mr. Schroeder’s long-term incentive opportunity was increased to 150% of salary, in each case to reflect market placement and internal equity considerations. Neither the Chief Executive Officer nor any other named executive officer had a salary adjustment in 2009. At year-end, the base salaries of the named executive officers were as follows: Mr. Whiting, $750,000; Mr. Vining, $600,000; Mr. Schroeder, $450,000; Mr. Ebetino, $400,000; Mr. Bean, $350,000.

Patriot’s Compensation Committee will continue to review the base salaries of the named executive officers at least annually and may adjust such salaries to ensure that they are competitive with those of peer executives at the peer companies. Any further salary increases may also be based on factors such as assessment of individual performance, experience, promotions and changes in level of responsibility.

Annual Incentive Plan

Patriot’s named executive officers and other designated key employees participate in an annual incentive compensation plan. In general, our annual incentive plan provides opportunities for such executives and employees to earn annual cash incentive payments tied to the successful achievement of pre-established objectives that support our business strategy.

Named executive officers are assigned threshold, target and maximum incentive payouts. If Patriot’s performance as measured against specified financial and safety objectives does not meet the threshold level established by the Compensation Committee, no incentive bonus is earned with respect to those objectives. At threshold levels of Patriot performance, the incentive bonus that can be earned generally equals 50% of the target payout. Under the plan, the target payouts for the named executive officers were established through an analysis of compensation for comparable positions at our peer companies, in order to provide a competitive level of compensation when participants, including the named executive officers, achieve their performance objectives with respect to Patriot performance.

2009 Annual Incentive Measures and Payouts

The annual incentive plan is comprised of financial performance (60% of the award), safety performance (10% of the award) and individual objectives (30% of the award). For 2009, the financial portion of the annual incentive included (i) Adjusted EBITDA, (ii) clean cost per ton, and (iii) EBITDA ROIC (Return on Invested Capital). The

clean cost per ton portion of the award was based on actual costs compared to budgeted costs, weighted 75% for Appalachia and 25% for the Illinois Basin. The safety portion of the award was based on achievement of a budgeted safety incidence rate, set at a level which required a 5% improvement versus the Company’s 2008 safety performance in order to earn the targeted payout.

The EBITDA and EBITDA ROIC targets were not met due to (i) the rapid deterioration in the overall economy during the first two quarters of the year, (ii) the resulting decline in coal prices, and (iii) production shortfalls driven by rationalization of operations.

Annual incentive awards for 2009 were earned based on achievement of targets for clean cost per ton, safety and individual performance. See the Non-Equity Incentive Plan Compensation column of this Proxy Statement, as well as the charts below, for the percentage of each component earned (excluding individual performance, which is discussed separately below) and total amount of 2009 annual incentive awards for the named executive officers.

The threshold, target and maximum performance levels for each metric under the 2009 annual incentive plan, as well as 2009 actual results, were as follows.

				2009	% of Target
	Threshold	Target	Maximum	Actual	Award Earned(1)

EBITDA ($ in Millions)	$148.0	$185.0	$222.0	$110.7	0.0%
Clean Cost per Ton (Appalachia)	$55.99	$50.89	$45.80	$53.39	75.5%
Clean Cost per Ton (Illinois Basin)	$36.15	$32.86	$29.57	$34.66	72.6%
EBITDA ROIC	5.5%	6.8%	8.2%	4.1%	0.0%
Safety	3.75	3.57	3.39	3.52	113.9%

(1)	The incentive earned percentage is interpolated for actual results between threshold and target, and between target and maximum.

Factors considered in determining the amount of the individual objectives portion of the award for each named executive officer related primarily to (i) achievement of functional goals established at beginning of year, (ii) execution of a management action plan implemented in response to the global economic crisis, (iii) rationalizing size and scope of operations to improve cost structure, and (iv) restructuring commercial agreements with customers and suppliers. Individual objectives varied significantly by functional area, and the emphasis on and importance of the above factors varied among each named executive officer. Performance against these individual objective goals was assessed by Patriot’s Compensation Committee in December 2009 and January 2010. In determining the individual objectives portion of the award for 2009, Patriot’s Chief Executive Officer made recommendations to the Compensation Committee for the other named executive officers, but final determinations were made by the Compensation Committee in its discretion.

In Mr. Vining’s case, the Compensation Committee considered the following among the key factors in determining the individual objectives portion of his 2009 annual incentive: improved safety and environmental performance across multiple operations; leadership in rationalizing the size and scope of operations to improve the Company’s cost structure; successful implementation of capital management and cost containment programs; and strong oversight of customer relationships, contract restructurings and resolution of commercial disputes. In Mr. Schroeder’s case, the following were among the key factors considered: completion of a $90 million equity offering and increased capacity under the Company’s revolving credit facility to enhance liquidity; leadership in managing and optimizing the Company’s cash and capital expenditures during a global economic crisis; and leadership and decision-making abilities related to banking relationships, capital market activities, mine closures, capital and purchasing decisions, legacy liabilities and customer issues. In Mr. Ebetino’s case, the following were among the key factors considered: leadership in contract restructuring activities and resolution of customer disputes to preserve and enhance the Company’s cash flow and EBITDA; completion of numerous property and commercial transactions to enhance EBITDA; and leadership and decision-making abilities related to strategic initiatives, marketing, operational and financial planning. In Mr. Bean’s case, the following were among the key factors considered: development and execution of effective legal strategies to support favorable commercial settlements and resolution of customer disputes; leadership in assuming responsibility for the human resources function and driving improved benefits administration and vendor performance; implementation of multiple healthcare cost containment initiatives; and providing strong legal support in connection with capital market transactions.

Pursuant to the terms of their respective employment agreements, the named executive officers’ threshold, target and maximum incentive payouts, as a percent of their salaries, based on achievement of relevant Patriot performance objectives, were as follows for 2009:

					Maximum
	Target Payout as	Payout Range as	Base Salary	Target Award	Award	Actual Award	Actual Award
Name	a% of Salary	a% of Salary	($)	($)	($)	($)	as a% of Salary

Richard M. Whiting	100%	0-200%	750,000	750,000	1,500,000	585,000	78%
Paul H. Vining	100%	0-175%	600,000	600,000	1,050,000	410,100	68%
Mark N. Schroeder	80%	0-140%	450,000	360,000	630,000	256,860	57%
Charles A. Ebetino, Jr.	80%	0-140%	400,000	320,000	560,000	218,720	55%
Joseph W. Bean	80%	0-140%	350,000	280,000	490,000	191,380	55%

Patriot’s Compensation Committee, together with the other independent members of the Board of Directors, determined and approved in January 2010 the individual objectives portion of the Chief Executive Officer’s 2009 incentive award for the year ending December 31, 2009. In determining the Chief Executive Officer’s 2009 incentive, the Compensation Committee and Board gave considerable weight in his case not only to the factors listed above, but also to his demonstrated leadership in dealing with internal and external business challenges and opportunities, and successful overall management of the business notwithstanding an economic crisis unmatched in recent decades.

Clawback Policy

On January 27, 2010, the Compensation Committee adopted a policy authorizing Patriot to recover certain cash bonuses paid to executive officers, as described below. The policy provides that if Patriot restates its financial results under the securities laws as a result of deliberate misconduct or fraud by an executive officer, then to the extent permitted under applicable law Patriot will be entitled to recover any cash bonus paid to that executive officer that (i) was paid in the 12 months prior to the first filing of the restated financial measures, and (ii) was higher than it would have been had the original financial statements not been affected by the misconduct or fraud. The policy authorizes the Board of Directors to exercise its business judgment to determine the appropriate amount and most cost-effective method of any such recovery, including direct repayment of the cash bonus by the executive officer, or an offset against other amounts owed to or to be paid the executive officer by Patriot.

Long-Term Incentives

In the 2007 calendar year, Patriot’s Board of Directors adopted Patriot’s long-term incentive plan, which Peabody, as Patriot’s sole stockholder, had approved prior to the spin-off. Awards under the long-term incentive plan provide opportunities for the named executive officers and other key employees to earn payments based upon successful achievement of pre-established long-term (i.e., greater than one-year) objectives, increase in Patriot’s stock price, continued service with Patriot or any combination of these factors.

Extended Long-Term Incentive Awards

At the time of the spin-off, a one-time long-term incentive award (the “Extended Long-Term Incentive Award”) intended to promote long-term employee retention and achievement of certain financial objectives was made to the named executive officers employed by Patriot at the time, as well as other key employees. Upon joining the company in July 2008, Mr. Vining received an Extended Long-Term Incentive Award subject to the same terms and conditions as the awards made to the other named executive officers at the time of the spin-off. Other than on death, disability or a change of control of Patriot, the service-based component of the Extended Long-Term Incentive Awards will not vest prior to the fifth-year anniversary of their date of grant. In addition, the performance-based component of the Extended Long-Term Incentive Awards vests only if certain performance metrics are achieved, otherwise they are forfeited. The performance-based component of the Extended Long-Term Incentive

Awards is forfeited in the event of termination of employment for any reason prior to vesting. These vesting schedules are not commonplace and were designed to reinforce the recipients’ long-term commitment to Patriot as a stand-alone public company.

The purposes of the Extended Long-Term Incentive Awards were to:

•	Build commitment to Patriot and promote retention during the transition period following the spin-off;

•	Align executive and stockholder interests;

•	Make a substantial portion of each executive’s compensation directly contingent on future stock price appreciation; and

•	Complement the other components of our compensation program and provide competitive total compensation opportunities.

Annual Long-Term Incentive Grants

Through Patriot’s annual awards, a competitive long-term incentive opportunity is available to each of our named executive officers and certain other key employees. Subject to the terms of employment agreements with key employees and executives, the timing, form and amount of such annual awards are determined by Patriot’s Compensation Committee and, with respect to the Chief Executive Officer, the independent members of the Board of Directors.

Under the terms of their respective employment agreements, the named executive officers receive annual long-term incentive awards with a value at least equal to the percentage of their base salaries set forth below.

As a%
Name	of Salary

Richard M. Whiting	250
Paul H. Vining	200
Mark N. Schroeder	150
Charles A. Ebetino, Jr.	120
Joseph W. Bean	100

In an effort to increase the emphasis on performance-based pay, the Compensation Committee adopted a portfolio, performance-oriented approach when granting 2009 annual long-term incentive awards to the named executive officers. On January 30, 2009, each named executive officer received an annual equity award comprised of 50% non-qualified stock options and 50% performance-based restricted stock units. (See also the discussion below under “Policy on Grant of Equity-Based Compensation”.) The stock options will vest in three equal installments on January 2 of 2010, 2011 and 2012. The restricted stock units will vest based on the Company achieving specified levels of total stockholder return (“TSR”) compared to the primary peer group (as constituted on January 30, 2009, but excluding both Foundation because it was subsequently acquired by Alpha and Walter Energy, which was not in the group on such date) during a three-year performance period ending December 31, 2011. Each type of award promotes executive retention, aligns executive and stockholder interest, provides executives with stock ownership in Patriot, and motivates executives to increase the price of Patriot shares. These equity awards are subject to accelerated vesting in the event of death, disability, change of control or other circumstances as described in footnotes 11 and 12 on page 32 of this Proxy Statement.

Retirement Benefits

Defined Contribution Plan

Patriot maintains a tax-qualified defined contribution retirement plan (“401(k) Plan”) and other health and welfare benefit plans for its employees. Named executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to executives under the plans.

Excess Defined Contribution Retirement Plan

The Company maintains a nontax-qualified excess defined contribution plan (“Supplemental Plan”) that provides retirement benefits to executives (including the named executive officers) whose pay exceeds legislative limits for qualified benefit plans.

Other Benefits Provided by the Company

The executive officers receive only the same welfare and fringe benefits as all other salaried employees of Patriot.

Perquisites

Patriot does not provide any perquisites in excess of $10,000 per year to any of its named executive officers or other senior executives.

Policy on Grant of Equity-Based Compensation

In January 2008, the Compensation Committee approved a general policy for granting equity-based compensation (“Regular Grant Policy”), which policy was subject to modification from time to time as deemed appropriate by the Compensation Committee. The Compensation Committee makes grants of equity-based compensation to attract, motivate, compensate and retain executives and other key employees and to align their interests with the interests of stockholders. The timing of grants of equity-based compensation is designed to achieve these purposes. The following describes the regular process for making grants, as set forth in the Regular Grant Policy.

At the regularly scheduled meeting of the Compensation Committee of the Board of Directors to be held in December of each year, the Compensation Committee will review the performance of the Company and senior management during the fiscal year. Based upon that review and such other factors as the Compensation Committee determines are relevant, including the recommendations of the Compensation Committee’s Consultant, the Compensation Committee will grant equity-based compensation to senior management by approving either (i) the terms of specific grants or (ii) a specific formula for determination of the terms of the grants. Under the Regular Grant Policy, such grants will be made effective the first business day in January of the following year and may be determined based on the closing price of the Company’s Common Stock as reported on the New York Stock Exchange (or the principal stock exchange or market on which the Common Stock is then traded) on such day or the last preceding day on which a sale was reported (the “fair market value”).

The Compensation Committee evaluates the above policy from time to time and retains the flexibility to deviate from the policy in order to respond to changing market conditions or other considerations. For example, the Compensation Committee decided that it was appropriate to modify the Regular Grant Policy with respect to annual equity awards granted to management in January 2009. In view of extreme market volatility affecting Patriot and other coal industry stocks, the Compensation Committee deferred the grant of 2009 equity awards until January 30, 2009, and valued such awards based on the average closing price of Patriot shares during the period beginning December 1, 2008 and ending January 30, 2009.

The Compensation Committee approves all grants of equity-based compensation to eligible newly-hired or promoted employees, or made under or in connection with retention agreements or for other valid business purposes, that were not made at the foregoing scheduled meeting of the Compensation Committee. Such grants must be approved at a regular or special meeting of the Compensation Committee that occurs on or prior to the date on which the award is considered to be granted.

All stock options must be granted at an option price not less than the fair market value. The grant date of any award is the date of the meeting of the Compensation Committee approving the grant or, if so approved by the Compensation Committee and reflected in the minutes of such meeting, any later date the Compensation Committee approves.

Stock Ownership Guidelines

Patriot’s management and the Board of Directors believe the Company’s executives should acquire and retain a significant amount of Patriot stock in order to further align their interests with those of stockholders.

Under the Company’s stock ownership guidelines, the Chief Executive Officer is encouraged to acquire and retain Patriot stock having a value equal to at least five times his or her base salary. Other named executive officers are encouraged to acquire and retain Patriot stock having a value equal to at least three times their base salary. All such executives are encouraged to meet these ownership levels within five years after assuming their executive positions.

The following table summarizes the named executive officers’ ownership of Patriot stock as of December 31, 2009.

Named Executive Officer Stock Ownership

			Ownership
	Share	Share	Guidelines,		Ownership
	Ownership	Ownership	Relative to		Relative to
Name	(#)(1)	($)(2)	Base Salary		Base Salary

Richard M. Whiting	400,896	6,197,852	5	x	8.3	x
Paul H. Vining	232,774	3,598,686	3	x	6.0	x
Mark N. Schroeder	99,704	1,541,424	3	x	3.9	x
Charles A. Ebetino, Jr.	86,059	1,330,472	3	x	3.3	x
Joseph W. Bean	48,537	750,382	3	x	2.1	x

(1)	Includes shares acquired as a result of Peabody’s spin-off of Patriot through a stock dividend; through the open market; through Patriot’s Employee Stock Purchase Plan and 401(k) Plan; shares underlying outstanding time-vested restricted stock and unit awards, including under the Extended Long-Term Incentive Award; and, in Mr. Vining’s case, shares acquired pursuant to the Magnum acquisition.

(2)	Calculated based on the Company’s closing market price per share of $15.46 on December 31, 2009, the last trading day of 2009.

Deductibility of Compensation Expenses

Pursuant to Internal Revenue Code Section 162(m), certain compensation paid to named executive officers in excess of $1 million is not tax deductible, except to the extent such excess constitutes performance-based compensation. One requirement for establishing performance-based compensation under Section 162(m) is that the compensation plans be approved by stockholders. At the 2009 stockholders’ meeting, the Company’s stockholders approved both the annual incentive plan and the long-term incentive plan. The Compensation Committee carefully considers the impact of Section 162(m) when establishing incentive compensation plans and making awards, but the Compensation Committee considers its primary goal to design compensation strategies that further the economic interests of the Company and its stockholders. In certain cases, the Compensation Committee may determine that the amount of tax deductions lost is insignificant when compared to the potential opportunity a compensation program provides for creating stockholder value. The Compensation Committee therefore retains the ability to evaluate the performance of the Company’s executive officers and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s disclosures under “Compensation Discussion and Analysis,” beginning on page 19 of this Proxy Statement.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION COMMITTEE:

MICHAEL P. JOHNSON, CHAIR
J. JOE ADORJAN
B. R. BROWN

2009 SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers for their service to the Company for the period January 1, 2009 through December 31, 2009 and for the two preceding fiscal years.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(2)(3)	($)(2)	($)(4)	($)(5)	($)

Richard M. Whiting(1)	2009	750,000	—	1,071,099	713,111	585,000	22,500	3,141,710
Chief Executive Officer	2008	725,000	—	—	—	360,000	50,278	1,135,278
	2007	116,667	—	9,187,575	2,859,760	216,304	8,190	12,388,496

Paul H. Vining(1)	2009	600,000	—	685,505	456,392	410,100	14,700	2,166,697
President & Chief	2008	263,846	—	6,291,741	2,397,368	281,625	12,692	9,247,272
Operating Officer

Mark N. Schroeder(1)	2009	400,000	—	274,202	182,557	256,860	12,000	1,125,619
Senior Vice President &	2008	387,500	—	—	—	169,400	26,284	583,184
Chief Financial Officer	2007	62,500	—	2,676,563	856,125	101,548	4,388	3,701,124

Charles A. Ebetino, Jr.(1)	2009	400,000	—	274,202	182,557	218,720	12,923	1,088,402
Senior Vice President –	2008	387,500	—	—	—	169,400	26,676	583,576
Corporate Development	2007	62,500	—	2,676,563	856,125	69,457	4,388	3,669,033

Joseph W. Bean(1)	2009	345,833	—	185,661	123,609	191,380	10,250	856,733
Senior Vice President –	2008	300,000	—	—	—	112,003	20,407	432,410
Law & Administration	2007	45,833	—	1,461,000	482,443	44,273	3,218	2,036,767

(1)	Messrs. Whiting, Schroeder, Ebetino and Bean commenced employment with Patriot effective with the October 31, 2007 spin-off. Mr. Vining commenced employment with Patriot effective with the July 23, 2008 Magnum acquisition.

(2)	Long-term incentive awards to the named executive officers consist of restricted stock and restricted stock units (reflected in the “Stock Award” column above) and stock options (reflected in the “Option Awards” column above). The value of stock awards and option awards shown above is the grant date fair value. The grant date fair value of stock awards and option awards granted in 2009 for financial statement reporting purposes in accordance with ASC 718 is included in the Grants of Plan-Based Awards Table on page 30 of this Proxy Statement. A discussion of the relevant fair value assumptions for awards granted in 2009 is set forth in Note 26 to the Company’s consolidated financial statements on pages F-43 through F-45 of the Annual Report on Form 10-K for the year ended December 31, 2009 and for awards granted in prior years in the corresponding note to the Company’s consolidated financial statements in the Annual Report on Form 10-K for such years. The Company cautions that the amount ultimately realized by the named executive officers from the stock and option awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of option exercises and stock sales.

(3)	The stock awards granted in 2007 include performance based restricted stock units at their maximum value. The stock awards for 2009 were performance based and are at their maximum value.

(4)	The material terms of these awards for 2009 are described under the caption “2009 Annual Incentive Measures and Payouts” in the Compensation Discussion and Analysis section on page 22 of this Proxy Statement.

(5)	Amounts included in this column represent annual 401(k) matching and performance contributions made under the Company’s 401(k) Retirement Plan and Supplemental 401(k) Retirement Plan. No performance contributions were awarded in 2008 or 2009. Performance contributions under these plans are described in more detail under the caption “Non-Qualified Deferred Compensation” on page 32 of this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS IN 2009

The following table sets forth information concerning the grant of awards to each of the Company’s named executive officers for the period January 1, 2009 through December 31, 2009.

									All Other		All Other
								Equity	Stock		Option	Exercise
								Incentive	Awards:	All Other	Awards:	or Base	Option
		Estimated Possible Payouts						Plan	Number of	Stock	Number of	Price of	Awards:
		Under Non-Equity Incentive			Estimated Future Payouts Under			Awards:	Shares of	Awards:	Securities	Option	Grant
		Plan Awards(1)			Equity Incentive Plan Awards(2)			Grant Date	Stock or	Grant Date	Underlying	Awards	Date Fair
		Threshold	Target	Maximum	Threshold	Target	Maximum	Fair Value	Units	Fair Value	Options	($/Sh)	Value
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	($)(3)	(#)	($)	(#)(4)	(5)	($)(3)

Richard M. Whiting	1/30/2009	375,000	750,000	1,500,000	71,598	143,195	286,390	1,071,099	—	—	286,390	5.13	713,111

Paul H. Vining	1/30/2009	300,000	600,000	1,050,000	45,823	91,645	183,290	685,505	—	—	183,290	5.13	456,392

Mark N. Schroeder	1/30/2009	160,000	320,000	560,000	18,329	36,658	73,316	274,202	—	—	73,316	5.13	182,557

Charles A. Ebetino, Jr.	1/30/2009	160,000	320,000	560,000	18,329	36,658	73,316	274,202	—	—	73,316	5.13	182,557

Joseph W. Bean	1/30/2009	140,000	280,000	490,000	12,411	24,821	49,642	185,661	—	—	49,642	5.13	123,609

(1)	Represents annual incentive award opportunities under Patriot’s Annual Management Incentive Plan. The threshold amounts shown in the table assume threshold levels of performance are achieved for each performance measure. Under the plan, payments for threshold performance equal 50% of targeted incentive amounts. For additional details, see “2009 Annual Incentive Measures and Payouts” on page 22 of this Proxy Statement.

(2)	The restricted stock unit awards included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column above relate to the units that may be earned based on achieving specified levels of total stockholder return (“TSR”) compared to the peer group, during a three-year performance period ending December 31, 2011. The relative peer group is discussed on page 21 of this Proxy Statement. The restricted stock units will vest 100% on December 31, 2011 or earlier if the named executive officer terminates employment with the Company because of death or disability, or if a change of control occurs. Upon termination of employment by the Company without cause or by the named executive for good reason, the named executive will be entitled to receive a pro rata portion of the award at the end of the original performance period, contingent upon the actual achievement of the performance goals. The pro rata portion would be determined by a fraction, the numerator of which is the number of days of employment from January 1, 2009 through the date of the termination of employment, and the denominator of which is 1,095. This pro rata award earned would be payable at the same time as the other executives’ awards.

(3)	The value of option awards and restricted stock unit awards is the grant date fair value determined under ASC 718 for financial statement reporting purposes. A discussion of the relevant fair value assumptions is set forth in Note 26 to the Company’s consolidated financial statements on pages F-43 through F-45 of the Annual Report on Form 10-K for the year ended December 31, 2009. The Company cautions that the amount ultimately realized by the named executive officers from the stock, unit and option awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of option exercises and stock sales.

(4)	The stock options will vest in three equal installments on January 2 of 2010, 2011 and 2012, or earlier if the named executive officer terminates employment with the Company because of death or disability, or if a change of control occurs. Upon termination of employment by the Company without cause or by the named executive for good reason, the options will vest with respect to the percentage of shares of Common Stock that would have otherwise vested on the next vesting date.

(5)	The exercise price for all options is equal to the closing market price per share of the Common Stock on the grant date.

The Company has entered into employment agreements with each of the named executive officers. Pursuant to the terms of those agreements, the named executive officers are entitled to receive specified levels of base salary, annual incentive opportunities and long-term incentive opportunities. The compensation levels for each such officer as of December 31, 2009 are shown under the captions “Annual Base Salary,” “Annual Incentive Plan” and “Annual Long-Term Incentive Grants” on pages 22 and 25 of this Proxy Statement. Other terms of the employment agreements are described under the caption “Potential Payments Upon Termination or Change of Control” at pages 34 through 36 of this Proxy Statement.

Pursuant to a letter agreement entered into with certain former Magnum stockholders, Mr. Vining was entitled to receive specified portions of Patriot Common Stock that such stockholders received as a result of Patriot’s acquisition of Magnum. The agreement provided for the relevant stockholders to deliver to Mr. Vining, within ten days of January 22, 2010, shares of Patriot Common Stock with a value, determined at that time, of $3,000,000. In accordance with the agreement, such shares were delivered to Mr. Vining by the relevant stockholders in January 2010.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

The following table sets forth detail about the outstanding equity awards for each of the named executive officers as of December 31, 2009. The Company cautions that the amount ultimately realized by the named executive officers from the outstanding equity awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of exercises and sales.

Unexercisable options and unvested restricted shares or time-based restricted stock units reflected in the table below would vest in full upon death, disability or change of control of the Company. Except as noted in footnote 11 below, all unexercisable options and unvested restricted shares or time-based restricted stock units reflected in the table below are subject to forfeiture by the holder if the holder terminates employment for any reason other than death or disability. Except as noted in footnote 12 below, unvested performance-based restricted stock units are subject to forfeiture by the holder if the holder terminates employment for any reason.

									Equity
									Incentive Plan
									Awards:		Equity Incentive
									Number of		Plan Awards:
	Number of	Number of							Unearned		Market or Payout
	Securities	Securities							Shares, Units		Value of
	Underlying	Underlying				Number of Shares		Market Value of	or Other		Unearned Shares,
	Unexercised	Unexercised		Option		or Units of Stock		Shares or Units of	Rights That		Units or Other
	Options	Options		Exercise	Option	That Have Not		Stock That Have	Have Not		Rights That Have
	(#)	(#)		Price	Expiration	Vested		Not Vested	Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)(1)	(#)		($)(1)

Richard M. Whiting									238,002	(2)	3,679,511 (3)
									143,195	(12)	2,213,795
						93,334	(6)	1,442,944
						158,668	(8)	2,453,007
		372,850	(4)	18.75	11/1/2017
		286,390	(11)	5.13	1/2/2019

Total		659,240				252,002		3,895,951	381,197		5,893,306

Paul H. Vining									49,230	(2)	761,096 (3)
									91,645	(12)	1,416,832
						20,196	(7)	312,230
						32,820	(9)	507,397
						32,820	(10)	507,397
		80,638	(5)	59.42	11/1/2017
		183,290	(11)	5.13	1/2/2019

Total		263,928				85,836		1,327,024	140,875		2,177,928

Mark N. Schroeder									71,250	(2)	1,101,525 (3)
									36,658	(12)	566,733
						24,000	(6)	371,040
						47,500	(8)	734,350
		111,620	(4)	18.75	11/1/2017
		73,316	(11)	5.13	1/2/2019

Total		184,936				71,500		1,105,390	107,908		1,668,258

Charles A. Ebetino, Jr.									71,250	(2)	1,101,525 (3)
									36,658	(12)	566,733
						24,000	(6)	371,040
						47,500	(8)	734,350
		111,620	(4)	18.75	11/1/2017
		73,316	(11)	5.13	1/2/2019

Total		184,936				71,500		1,105,390	107,908		1,668,258

Joseph W. Bean									40,152	(2)	620,750 (3)
									24,821	(12)	383,733
						11,000	(6)	170,060
						26,768	(8)	413,833
		62,900	(4)	18.75	11/1/2017
		49,642	(11)	5.13	1/2/2019

Total		112,542				37,768		583,893	64,973		1,004,483

(1)	The market value was calculated based on the closing market price per share of the Company’s Common Stock on the last trading day of 2009, $15.46 per share.

(2)	The number of restricted stock units shown includes the performance-based awards and is based on the assumption that all super-performance goals were achieved. The super-performance targets are described in detail under “Extended Long-Term Incentive Awards” in the Compensation Discussion and Analysis in Patriot’s 2008 Proxy Statement. Time-vested restricted stock units are separately described in footnote (8) below.

(3)	The payout value was calculated based on the closing market price per share of the Company’s Common Stock on the last trading day of 2009, $15.46 per share, and the assumption that all super-performance goals were achieved.

(4)	The options were granted on November 1, 2007, and vest 50 percent on the fifth anniversary of the grant date, 25 percent on the sixth anniversary of the grant date and the remaining 25 percent on the seventh anniversary of the grant date.

(5)	The options were granted on July 23, 2008, and vest 50 percent on November 1, 2012, 25 percent on November 1, 2013 and the remaining 25 percent on November 1, 2014.

(6)	The restricted stock was granted on November 1, 2007, and cliff vests on November 1, 2010.

(7)	The restricted stock was granted on July 23, 2008, and cliff vests on July 23, 2011.

(8)	These time-vested restricted stock units were granted on November 1, 2007 and vest 50 percent on the fifth anniversary of the grant date, 25 percent on the sixth anniversary of the grant date and the remaining 25 percent on the seventh anniversary of the grant date.

(9)	These time-vested restricted stock units were granted on July 23, 2008 and vest 50 percent on November 1, 2012, 25 percent on November 1, 2013 and the remaining 25 percent on November 1, 2014.

(10)	The restricted stock units were granted on December 15, 2008, and cliff vest on December 15, 2012.

(11)	The options were granted on January 30, 2009, and will vest in three equal installments on January 2 of 2010, 2011 and 2012. Upon termination of employment by the Company without cause or by the named executive for good reason, the options will vest with respect to the percentage of shares of Common Stock that would have otherwise vested on the next vesting date.

(12)	The restricted stock units were granted on January 30, 2009. The restricted stock units will vest 100% on December 31, 2011 or earlier if the named executive officer terminates employment with the Company because of death or disability, or if a change of control occurs. Upon termination of employment by the Company without cause or by the named executive for good reason, the named executive will be entitled to receive a pro rata portion of the award at the end of the original performance period, contingent upon the actual achievement of the performance goals. The pro rata portion would be determined by a fraction, the numerator of which is the number of days of employment from January 1, 2009 through the date of the termination of employment, and the denominator of which is 1,095. This pro rata award earned would be payable at the same time as the other executives’ awards.

OPTIONS EXERCISED AND STOCK VESTED IN 2009

None of the named executive officers exercised any stock options or had any stock awards that vested during 2009.

NON-QUALIFIED DEFERRED COMPENSATION

Effective November 1, 2007, the Company adopted the Patriot Coal Corporation Supplemental 401(k) Retirement Plan (“Supplemental Plan”) for the benefit of a select group of management and highly compensated employees, including the named executive officers. The Supplemental Plan is an excess benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and a non-qualified deferred compensation plan subject to Section 409A of the Internal Revenue Code.

Three categories of employees are eligible to participate in the Supplemental Plan. The first category consists of employees whose eligible compensation for the preceding year exceeded the limit under Section 401(a)(17) of the Internal Revenue Code for the current year (or, in the case of a newly hired employee, whose eligible compensation for the current year is anticipated to exceed that limit). Those participants may irrevocably elect, prior to the beginning of the year (or, in the case of a newly hired employee, within 30 days after commencing employment), to have from 1% to 60% of their eligible compensation that (a) exceeds the limit under Section 401(a)(17) or (b) would cause their contributions to the 401(k) Plan to exceed the limits under Section 415 of the Internal Revenue Code (determined without regard to any election changes under the 401(k) Plan during the year), deferred and credited to the Supplemental Plan. Through June 30, 2009, matching credits equal to 100% of a participant’s deferral for up to 6% of eligible compensation each pay period were also credited to those participants. As of July 1, 2009 the matching credits were suspended. However, effective January 1, 2010, matching credits equal to 100% of a participant’s deferral up to 3% of eligible compensation each pay period were reinstated, and effective April 1, 2010 the matching credits will return to 100% of a participant’s deferral up to 6% of eligible compensation each pay period. Those participants who are employed at a level below vice president are also credited with performance credits equal to the performance contributions that would have been made under the 401(k) Plan without regard to the limits of Sections 401(a)(17) and 415, reduced by the amount of performance contributions actually made to the 401(k) Plan on their behalf. While employees who are employed at the level of vice president or above are not eligible for performance contributions under the 401(k) Plan, those employees who are participants in the Supplemental Plan are also credited with performance credits determined in the same manner as performance contributions under the 401(k) Plan but without regard to the limits of Section 401(a)(17) and 415. The 401(k) Plan provides an opportunity for employees to receive up to a 6% performance contribution based upon achievement of financial targets for the year. In 2009 the financial targets were not met and, therefore, no performance contributions were awarded.

In addition, employees for whom performance contributions under the 401(k) Plan for any year are limited by Internal Revenue Code Sections 401(a)(17) and 415 are credited with performance credits for that year equal to the performance contributions that would have been made without regard to those limits, reduced by the amount of performance contributions actually made to the 401(k) Plan on their behalf.

Employees who are employed at the level of director or above and are eligible for a long-term incentive plan may be credited with discretionary credits in an amount, if any, determined by the Company.

An amount equal to the deferrals, matching credits, performance credits and discretionary credits by or for each participant are credited to a separate account established for the participant. Each participant’s account is credited with earnings and losses as if it were invested in various investment funds offered under the 401(k) Plan, as directed by the participant. All earnings or losses are based on appreciation or depreciation in the fair market value of the investment funds in which the participant is deemed to have invested his or her accounts and are credited to accounts based on account balances on valuation dates.

Upon a participant’s normal retirement date (which is the date, on or after the date the participant reaches sixty-two years of age, on which the participant’s employment with the Company is terminated), the participant’s accounts become fully vested (if not already fully vested) and are distributed to him or her in a lump sum. Such distribution shall be made on the later of (a) the date which is six months after the participant’s normal retirement date, and (b) January 31 of the calendar year immediately following the calendar year in which the participant’s normal retirement date occurs. In the event a participant’s employment with the Company is terminated prior to the earlier of his or her death or normal retirement date, the participant receives the vested portion of his or her accounts in a lump sum. Upon a participant’s death, his or her accounts become 100% vested and nonforfeitable and distributable to his or her beneficiaries in accordance with the plan.

A participant’s pre-tax matched account, Company pre-tax matching account and performance credit account are 100% vested and nonforfeitable at all times.

The portion of a participant’s discretionary account which is vested and nonforfeitable is determined in accordance with a separate agreement entered into with the participant. The nonvested portion of the discretionary accounts of a participant whose employment with the Company is terminated prior to the earlier of his or her death or normal retirement date is forfeited immediately upon termination.

The Supplemental Plan is unfunded, and all payments are made from the Company’s general assets. The following table provides details with respect to each named executive officer’s contributions, earnings and withdrawals under the Supplemental Plan.

2009 Non-Qualified Deferred Compensation Table

					Aggregate
	Executive	Company		Aggregate	Balance as of
	Contributions in	Contributions in	Aggregate	Withdrawals/	December 31,
	2009	2009	Earnings in 2009	Distributions	2009
Name	($)	($)(1)	($)	($)	($)(2)

Richard M. Whiting	35,400	7,800	29,986	0	140,088
Paul H. Vining	0	0	0	0	0
Mark N. Schroeder	66,000	5,000	36,417	0	196,511
Charles A. Ebetino, Jr.	79,000	3,000	31,838	0	211,493
Joseph W. Bean	10,749	0	4,532	0	32,793

(1)	The entire amount reported in this column is included within the amount reported in the All Other Compensation column of the 2009 Summary Compensation Table.

(2)	Amounts reported in this column for each named executive officer include amounts previously reported in the Company’s Summary Compensation Table in previous years. Amounts previously reported in such years include the Company’s contributions.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Company has entered into employment agreements with its named executive officers and with certain other key executives. The terms of those agreements, including the provision of post-termination benefits, as described in detail below, were structured to attract and retain persons believed to be key to Patriot’s success and to be competitive with compensation practices for executives in similar positions at our peer companies.

The Chief Executive Officer’s employment agreement will extend from day-to-day so that there is at all times remaining a term of three years. Following a termination without cause or resignation for good reason, the Chief Executive Officer would be entitled to a payment equal to (a) three years’ base salary, plus (b) three times the higher of (1) the target annual bonus for the year of termination or (2) the average of the actual annual bonuses we paid in respect of the three prior years plus (c) three times six percent of base pay. One-third of this severance payment would be payable in a lump sum on the six-month anniversary of the date of separation from service, with the remainder payable in a lump sum on the first anniversary of separation from service. Upon termination, the Chief Executive Officer would also be entitled to a one-time prorated bonus for the year of termination (based on our actual performance for that year multiplied by a fraction, the numerator of which is the number of calendar days he was employed during the year of termination, and the denominator of which is the total number of calendar days during that year), payable when bonuses, if any, are paid to other executives. He would also be entitled to receive qualified and non-qualified retirement, life insurance, medical and other benefits for three years following termination. If the Chief Executive Officer is terminated without cause or resigns for good reason following a change of control, he would be entitled to all benefits described above, and all outstanding time-vested equity awards would accelerate as a result of the change of control and would not be forfeited upon subsequent termination of the Chief Executive Officer’s employment. If the Chief Executive Officer is terminated without cause or resigns for good reason absent a change of control, he would be entitled to all benefits described above, but all outstanding unvested equity awards would not accelerate and would be forfeited, unless otherwise stated in a specific agreement.

The employment agreement for the President and Chief Operating Officer has an initial three-year term, which may be extended by mutual agreement. During the initial three-year term, following a termination without cause or resignation for good reason, the Chief Operating Officer would be entitled to a payment equal to (a) two years’ base salary, plus (b) two times the higher of (1) the target annual bonus for the year of termination or (2) the average of the actual bonus we paid in respect of the three prior years plus (c) two times six percent of base pay. One-half of this amount would be payable in a lump sum payment on the six-month anniversary of his separation from service and the remaining one-half would be paid in a lump sum on the first anniversary of his separation from service. In addition, he would be entitled to a one-time prorated bonus for the year of termination (based on our actual performance for that year multiplied by a fraction, the numerator of which is the number of calendar days the executive officer was employed during the year of termination and the denominator of which is the total number of calendar days during that year), payable when bonuses, if any, are paid to our other executives. He would also be entitled to receive qualified and non-qualified retirement life insurance, medical and other benefits for two years following termination. If he is terminated without cause or resigns for good reason following a change of control during the term of the employment agreement, he would be entitled to all benefits described above, and all outstanding time-vested equity awards would accelerate as a result of the change of control and would not be forfeited upon subsequent termination of the President and Chief Operating Officer’s employment. If he is terminated without cause or resigns for good reason absent a change of control, he would be entitled to all benefits described above, but all outstanding unvested equity awards would not accelerate and would be forfeited, unless otherwise stated in a specific agreement. Under his employment agreement, he is also entitled to a retention award equal to $1,000,000 (one-half of the award was paid on July 23, 2009, and one-half of the award is payable on July 23, 2010, provided that Mr. Vining is employed by the Company through that date).

The employment agreements for the other named executive officers will extend from day-to-day so that there is at all times a remaining term of one year. Following a termination without cause or resignation for good reason, each would be entitled to a payment equal to (a) one year of base salary, plus (b) the higher of (1) the target annual bonus for the year of termination or (2) the average of the actual annual bonuses we paid in respect of the three prior years plus (c) six percent of base pay. One-half of this amount would be payable in a lump sum payment on the six-month anniversary of the executive’s separation from service and the remaining one-half would be paid in six equal monthly payments beginning on the seven-month anniversary of the executive’s separation from service. In addition, each would be entitled to a one-time prorated bonus for the year of termination (based on our actual performance for that year multiplied by a fraction, the numerator of which is the number of calendar days the executive officer was employed during the year of termination, and the denominator of which is the total number of calendar days during that year), payable when bonuses, if any, are paid to our other executives. Each would also be entitled to receive qualified and non-qualified retirement, life insurance, medical and other benefits for one year following termination. If the named executive officer is terminated without cause or resigns for good reason following a change of control, he would be entitled to all benefits described above, and all outstanding time-vested equity awards would accelerate as a result of the change of control and would not be forfeited upon subsequent termination. If the named executive officer is terminated without cause or resigns for good reason absent a change of control, he would be entitled to all benefits described above, but all outstanding unvested equity awards would not accelerate and would be forfeited, unless otherwise stated in a specific agreement.

If any of the named executive officers is terminated for cause or resigns without good reason, the compensation due to that officer would only include accrued but unpaid salary and payment of accrued and vested benefits and unused vacation time. If that officer is terminated due to death or disability, he would be entitled to receive accrued but unpaid salary and payment of accrued and vested benefits and unused vacation time, as well as accelerated vesting on all time-vested equity awards. He also would receive a pro-rated bonus for the year of termination, as described above.

Under all executives’ employment agreements, Patriot would not be obligated to provide any benefits under tax qualified plans that are not permitted by the terms of each plan or by applicable law or that could jeopardize the plan’s tax status. Continuing benefit coverage would terminate to the extent an executive is offered or obtains comparable coverage from any other employer. The employment agreements provide for confidentiality during and following employment, and include noncompetition and nonsolicitation covenants that will be effective during and for one year following employment. If an executive breaches any of his or her confidentiality, noncompetition or nonsolicitation covenants, the executive will forfeit any unpaid amounts or benefits. To the extent that excise taxes are incurred by an executive as a result of “excess parachute payments,” as defined by IRS regulations, Patriot will pay additional amounts so that the executive would be in the same financial position as if the excise taxes were not incurred.

Under the executives’ employment agreements, “good reason” is defined as (i) a reduction by Patriot in the executive’s base salary, (ii) a material reduction in the aggregate program of employee benefits and perquisites to which the executive is entitled (other than a reduction that generally affects all executives), (iii) a material decline in the executive’s bonus or long-term incentive award opportunities, (iv) relocation of the executive’s primary office by more than 50 miles from the location of the executive’s primary office, or (v) any material diminution or material adverse change in the executive’s title, duties, responsibilities or reporting relationships. Resignation without “good reason” includes voluntary termination by the employee and also any other reason that is not included in the definition of good reason.

A “change of control” is defined as (a) a person (with certain exceptions) becoming the direct or indirect beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company, (b) if, during any period of twelve months, the constitution of Patriot’s Board of Directors changes such that individuals who were directors at the beginning of that period, and new directors (other than directors nominated by a person who has entered into an agreement with Patriot that would constitute a “change of control” or by any person who has announced an intention to take or to consider taking actions which if consummated would constitute a “change of control”) whose election by Patriot’s Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of the Company’s stockholders or at least three-fourths of Patriot’s directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease to constitute a majority of Patriot’s Board of Directors, (c) the consummation of any merger, consolidation, plan of amalgamation, reorganization or similar transaction or series of transactions in which the Company is involved, unless the stockholders of the Company immediately prior thereto continue to own more than 50% of the combined voting power of the Company or the surviving entity in substantially the same proportions, or (d) the consummation of a sale or disposition by the Company of all or substantially all of its assets (with certain exceptions).

The tables below reflect the amount of compensation that would have been payable to each of the named executive officers in the event of termination of such executives’ employment, per the terms of their employment agreements and long-term incentive agreements. The amount of compensation payable to each named executive officer upon Retirement, Death or Disability, Involuntary Termination “Without Cause” or “For Good Reason”, and Involuntary Termination as a Result of Change of Control is shown below. The amounts shown assume that termination was effective as of December 31, 2009, and are estimates of the amounts that would have been paid to the executives upon their termination. The actual amounts that would be payable can be determined only at the time of the executives’ termination. We have not included below any accrued but unpaid salary or payment of accrued and vested benefits and unused vacation time, as those amounts would be paid in the event of termination of employment for any reason.

Estimated Incremental Value Upon Termination

				Involuntary	Involuntary
				Termination	Termination as a
			Death or	“Without Cause” or	Result of Change in
	Retirement		Disability	“For Good Reason”	Control
Name	($)		($)(1)	($)(2)	($)(3)

Richard M. Whiting	585,000	(4)	9,787,192	7,123,081	14,333,302
Paul H. Vining	—		5,047,342	4,028,306	7,562,253
Mark N. Schroeder	—		2,686,337	1,456,047	3,444,206
Charles A. Ebetino, Jr.	218,720	(4)	2,648,197	1,417,907	3,406,066
Joseph W. Bean	—		1,671,808	1,161,745	2,343,358

(1)	For each named executive officer, compensation payable upon Death or Disability would include a) prorated annual incentive for year of termination, b) 100% payment of the time-vested portion of outstanding restricted stock units, and c) the value an executive could realize as a result of the accelerated vesting of any unvested stock option awards and restricted stock, per the terms of the executive’s grant agreement. For purposes of this table, the prorated annual incentive was equal to 100% of the non-equity incentive plan compensation, as shown in the Summary Compensation Table on page 29 of this Proxy Statement. Amounts do not include life insurance payments in the case of death, and the value is calculated based on the closing market price per share of the Company’s Common Stock on December 31, 2009, $15.46.

(2)	“Cause” is defined to include (i) any material and uncorrected breach by the executive of the terms of his employment agreement, including but not limited to engaging in disclosure of secret or confidential information, (ii) any willful fraud or dishonesty of the executive involving the property or business of the Company, (iii) a deliberate or willful refusal or failure to comply with any major corporate policies which are communicated in writing, or (iv) the executive’s conviction of, or plea of no contest to, any felony if such conviction shall result in imprisonment.

For Mr. Whiting, the compensation payable would include a) severance payments of three times base salary, b) a payment equal to three times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, c) prorated annual incentive for year of termination, d) three times six percent of base pay, and e) continuation of benefits for three years.

For Mr. Vining, the compensation payable would include a) severance payments of two times base salary, b) a payment equal to two times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, c) prorated annual incentive for year of termination, d) two times six percent of base pay, and e) continuation of benefits for two years.

For Messrs. Schroeder, Ebetino and Bean, the compensation payable would include a) severance payments of one times base salary, b) a payment equal to one times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, c) prorated annual incentive for year of termination, d) six percent of base pay, and e) continuation of benefits for one year.

(3)	Reflects total estimate of compensation payable as a result of both a change of control and a termination of employment, as detailed in the Estimated Current Value of Change of Control Benefits Table set forth below. This includes the value of accelerated vesting of stock options, restricted stock and time-based restricted stock units.

(4)	Messrs. Richard M. Whiting and Charles A. Ebetino, Jr., were eligible for retirement (age 55, with 5 years of service) as of December 31, 2009. The compensation payable would include a pro-rated annual incentive for the assumed year of retirement.

The named executive officers would be entitled to receive certain benefits upon a change of control of the Company under the terms of their individual employment agreements and long-term incentive agreements. The actual value of these benefits would be known only if and when they become eligible for payment. The following table provides an estimate of the value that would have been payable to each named executive officer assuming a change of control of the Company had occurred on December 31, 2009, including a gross-up for certain taxes in the event that any payment made in connection with the change of control was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Estimated Current Value of Change of Control Benefits

	Severance	Estimated Tax	Accelerated Vesting of Unvested LTIP Awards
	Amount	Gross Up	($)(3)			Total
Name	($)(1)	($)(2)	Restricted Stock	Stock Options	Restricted Stock Units	($)

Richard M. Whiting	5,265,148	0	1,442,944	2,958,409	4,666,802	14,333,302
Paul H. Vining	2,925,011	0	312,230	1,893,386	2,431,626	7,562,253
Mark N. Schroeder	1,014,729	0	371,040	757,354	1,301,083	3,444,206
Charles A. Ebetino, Jr.	976,589	0	371,040	757,354	1,301,083	3,406,066
Joseph W. Bean	862,930	0	170,060	512,802	797,566	2,343,358

(1)	The severance amount is equal to the amount shown in the “Involuntary Termination ‘‘Without Cause’’ or “For Good Reason’’ column in the Estimated Incremental Value Upon Termination Table on page 36 of this Proxy Statement.

(2)	Includes excise tax, plus the effect of 35% federal income taxes, 6% state income taxes, and 1.45% FICA-HI taxes on the excise tax. Excise tax is equal to 20% times the excess parachute payment. An excess parachute payment is triggered when the change of control amount is greater than the safe harbor amount (equal to 3x the base amount less $1; base amount is the average of the previous five years’ W-2 earnings); actual excess parachute payment is equal to the difference between the preliminary change of control amount and the base amount. The gross up calculation assumes no allocation of any amounts to the covenant not to compete provision in each executive’s employment agreement, notwithstanding that such allocation is permissible in certain circumstances under applicable tax rules. Such an allocation may have the effect of reducing or eliminating any gross up payment. None of the named executive officers assumed aggregate change of control benefits would exceed the safe harbor amount.

(3)	Reflects the value an executive could realize as a result of the accelerated vesting of any unvested equity awards (based on the stock price on the last business day of 2009, $15.46).

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

The Compensation Committee has reviewed the Company’s compensation policies and practices for its employees as they relate to risk management and has determined that such policies and practices are not reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION

Compensation of non-employee directors is comprised of cash compensation, consisting of annual retainer and committee fees, and equity compensation, consisting of deferred stock units. Each of these components is described in more detail below.

Annual Board/Committee Fees

Eligible non-employee directors receive an annual cash retainer of $60,000. Non-employee directors who serve on more than one committee receive an additional annual $10,000 cash retainer. The Audit Committee Chairperson receives an additional annual $15,000 cash retainer, and the other Audit Committee members receive additional annual $5,000 cash retainers. The Chairs of the Compensation, Finance and Nominating & Governance Committees each receive an additional annual $10,000 cash retainer.

The Company pays travel and accommodation expenses of directors to attend meetings and other corporate functions. directors do not receive meeting attendance fees.

Annual Equity Compensation

Eligible non-employee directors of the Company receive an initial award of deferred stock units valued at $75,000 upon joining the Board of Directors. In addition, non-employee directors receive an annual award of deferred stock units valued at $65,000.

The deferred stock units vest on the first anniversary of the grant date and will be settled in Common Stock upon the specified distribution date or if they do not elect a specified distribution date, the third anniversary of the grant date. In the event of a change of control of Patriot (as defined in Patriot’s Long-Term Equity Incentive Plan), all restrictions related to the deferred stock units will lapse. The deferred stock units provide for vesting in the event of death or disability or termination of service without cause with consent of our Board of Directors.

Director Compensation in 2009

	Fees Earned
	or Paid in	Stock Awards
Name	Cash ($)	($)(1)(2)	Total ($)

Chairman
Irl F. Engelhardt(3)	—	—	—
Non-Employee Directors
J. Joe Adorjan	73,750	50,931	124,681
B.R. Brown	70,000	50,931	120,931
John F. Erhard	—	—	—
Michael P. Johnson	80,000	50,931	130,931
John E. Lushefski	80,000	50,931	130,931
Michael M. Scharf	85,000	50,931	135,931
Robb E. Turner	—	—	—
Robert O. Viets	85,000	50,931	135,931

(1)	The value of the deferred stock units shown above is the grant date fair value. For all non-employee directors, the grant date fair value for deferred stock units determined under ASC 718 for financial reporting purposes was $50,931 per director for 2009 grant, which value equaled the fair market value of the underlying shares on the grant date. A discussion of the relevant fair value assumptions for other equity awards granted in 2009 is set forth in Note 26 to the Company’s consolidated financial statements on pages F-43 through F-45 of the Annual Report on Form 10-K for the year ended December 31, 2009, and for awards granted in prior years in the corresponding note to the Company’s consolidated financial statements in the Annual Report on Form 10-K for such years. The Company cautions that the amount ultimately realized by the non-employee directors from the deferred stock unit awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of sales.

(2)	As of December 31, 2009, the aggregate number of deferred stock units outstanding for each non-employee director was as follows: Mr. Adorjan, 17,396; Mr. Brown, 17,396; Mr. Johnson, 11,822; Mr. Lushefski, 17,396; Mr. Scharf, 17,396; and Mr. Viets 17,396.

(3)	Mr. Engelhardt, Chairman of the Board and Executive Advisor of the Company, serves as an executive officer of the Company and receives salary and other compensation pursuant to the terms of his employment agreement with the Company. Based upon the SEC rules, Mr. Engelhardt was not a named executive officer with respect to 2009 and as a result his compensation was not required to be disclosed. For a summary of his employment agreement, see Patriot’s 2008 Proxy Statement. He receives no additional compensation for his service on the Board of Directors.

Director Stock Ownership

Under the Company’s share ownership guidelines for directors, non-employee directors are encouraged to acquire and retain Company stock having a value equal to at least three times their annual retainer. Such directors are encouraged to meet these ownership levels within three years after joining the Board.

The following table summarizes the non-employee director ownership of Company Common Stock as of December 31, 2010.

			Ownership
			Guidelines,		Ownership
			Relative to		Relative to
	Share Ownership	Share Ownership	Annual Retainer		Annual Retainer
Name	(#)(1)	($)(2)	(3)		(4)

Chairman
Irl F. Engelhardt	429,670	6,642,698	—		—
Non-Employee Directors
J. Joe Adorjan	30,396	469,922	3	x	7.8	x
B.R. Brown	30,834	476,694	3	x	7.9	x
John F. Erhard*
Michael P. Johnson	12,722	196,682	3	x	3.3	x
John E. Lushefski	19,396	299,862	3	x	5.0	x
Michael M. Scharf	21,396	330,782	3	x	5.5	x
Robb E. Turner*
Robert O. Viets	26,486	409,474	3	x	6.8	x

(1)	Includes shares acquired through open market purchases and deferred stock units in accordance with the non-employee Board of Director compensation ownership guidelines.

(2)	Value is calculated based on the closing market price per share of the Company’s Common Stock on December 31, 2009, $15.46.

(3)	For 2009, the base annual retainer was $60,000.

(4)	Represents current ownership, shown as a multiple of the base annual retainer of $60,000.

*	As officers of ArcLight Capital Partners, LLC (“ArcLight Capital”), the investment adviser to the ArcLight Funds (as defined herein) and in accordance with ArcLight Capital’s internal policies, Messrs. Turner and Erhard are prohibited from directly owning shares of Company Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions With Affiliates of ArcLight

Messrs. Erhard and Turner are employed by ACH. ACH manages ArcLight PEF GP, LLC (“Fund I GP”) and ArcLight PEF GP II, LLC (“Fund II GP”), the general partners of the ArcLight Funds, which are significant stockholders of the Company, and is a sub-adviser to the ArcLight Funds. ArcLight Capital is the investment adviser to the ArcLight Funds and is wholly owned by ACH. Prior to the Merger, the ArcLight Funds, together, were a majority stockholder of Magnum. In connection with the Merger, the ArcLight Funds received 13,197,324 shares of Company Common Stock, as adjusted by the Company’s 2-for-1 stock split effective August 11, 2008.

Mr. Erhard is employed by ACH and is a member of, and investor in, the Fund I GP and Fund II GP. As a result of the relationship between Mr. Erhard and the ArcLight Funds and Mr. Erhard’s ownership interests in the Fund I GP and Fund II GP, Mr. Erhard has an indirect beneficial interest in the Company.

Mr. Turner is employed by ACH and is a member of, and investor in, the Fund I GP, Fund II GP and ArcLight Capital. Mr. Turner is also a manager and senior partner of ACH. As a result of the relationship between Mr. Turner and the ArcLight Funds and Mr. Turner’s ownership interests in the Fund I GP, Fund II GP and ArcLight Capital, Mr. Turner has an indirect beneficial interest in the Company.

A subsidiary of the ArcLight Funds and certain of its affiliates are entitled to certain royalty proceeds from the Company’s wholly-owned subsidiary, Magnum, resulting from a commercial relationship entered into prior to the Merger. In 2009, royalties in the amount of $874,383 were paid to a subsidiary of the ArcLight Funds by Magnum.

Policy for Approval of Related Person Transactions

The Nominating & Governance Committee is responsible for reviewing and approving all transactions between the Company and certain “related persons,” such as its executive officers, directors and owners of more than 5% of the Company’s voting securities and their family members in accordance with our written policy. Such transactions are generally reviewed before entry into the related person transaction. In addition, if any of our specified officers becomes aware of a related party transaction that has not been previously approved or ratified, such related person transaction will be promptly submitted thereafter to the Committee for its review. In reviewing a transaction, the Committee considers the relevant facts and circumstances, including the benefits to the Company, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) the best interests of the Company and stockholders are permitted to be approved. No member of the Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” then “Corporate Governance,” and then “Related Party Transactions” and is available in print to any stockholder who requests it. Information on our website is not considered part of this Proxy Statement.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)

The Board of Directors has, upon the recommendation of the Audit Committee, appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, subject to ratification by the Company’s stockholders. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the Company’s stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the Company’s stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by stockholders. For additional information regarding the Company’s relationship with Ernst & Young LLP, please refer to “Report of the Audit Committee” on page 13 of the Proxy Statement and “Fees Paid to Independent Registered Public Accounting Firm” on page 14 of the Proxy Statement.

The Board of Directors recommends that you vote “For” Item 2, which ratifies the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

APPROVAL OF INCREASE IN SHARES OF COMMON STOCK
AUTHORIZED FOR ISSUANCE (ITEM 3)

On March 10, 2010, the Board of Directors approved an increase in the number of authorized shares of Common Stock under the Company’s Amended and Restated Certificate of Incorporation and directed that an amendment increasing the number of shares be submitted to the shareholders of the Company for their approval. The proposal would amend the Amended and Restated Certificate of Incorporation to increase the total authorized capital stock of the Company from 110,000,000 to 310,000,000 shares and to increase the number of authorized shares of Common Stock from 100,000,000 to 300,000,000 shares. No changes would be made to the number of authorized shares of Preferred Stock. The additional shares of Common Stock for which authorization is sought herein would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. If the proposal to increase the shares of Common Stock authorized for issuance is approved, we intend to effect the increase by filing the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware shortly after the Annual Meeting.

The proposed amendment provides for Section (1) of the Article numbered “Fourth” to be amended to read as follows:

Fourth:  (1) The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 310,000,000 shares, consisting of 300,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), including 1,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”). The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock, Series A Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

The remaining text of the Article numbered “Fourth” would remain unchanged.

The Company is currently authorized to issue 100,000,000 shares of Common Stock. As of the record date for the Annual Meeting, 90,872,490 shares of Common Stock were issued and outstanding, and 6,200,000 shares of Common Stock were reserved for issuance pursuant to the Company’s long-term incentive and employee stock purchase plans. Additionally, 4,137,788 shares of Common Stock have been reserved for issuance upon conversion of certain Convertible Senior Notes due 2013.

The Board of Directors believes that it is advisable and in the best interests of the Company and the Company’s shareholders to have available authorized but unissued shares of Common Stock in an amount adequate to provide for future needs. The additional shares will be available for issuance from time to time in the discretion of the Board, normally without further shareholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by New York Stock Exchange rules), for any proper corporate purpose including, among other things, stock splits, stock dividends, future acquisitions of property or securities of other corporations, convertible debt financing and equity financings. At this time, no shareholder has any preemptive rights regarding future issuance of any shares of Common Stock.

The Board of Directors has no present plans to issue additional shares of Common Stock. However, the Board believes that if an increase in the authorized number of shares of Common Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company’s shareholders at that time could significantly impair the Company’s ability to meet financing requirements or other objectives.

The issuance of additional shares of Common Stock may have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. Although the Board of Directors has no present intention of doing so, the Company’s authorized but unissued Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly and less likely. The proposed amendment to the Amended and Restated Certificate of Incorporation is not being recommended in response to any specific effort of which we are aware to obtain control of the Company, nor is the Board currently proposing to shareholders any anti-takeover measures.

The Board of Directors recommends that you vote “FOR” Item 3, to approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 100,000,000 shares to 300,000,000 shares.

APPROVAL OF INCREASE IN SHARES OF COMMON STOCK UNDER
THE PATRIOT COAL CORPORATION 2007 LONG-TERM EQUITY INCENTIVE PLAN
AND AN EXTENSION OF SUCH PLAN (ITEM 4)

On March 10, 2010, the Board of Directors approved an increase in the number of shares of Common Stock that we may issue under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (the “LTIP”) and directed that the matter be submitted to the shareholders of the Company for their approval. The proposal would amend the LTIP to increase the number of Common Stock reserved for issuance from 5,200,000 shares to 11,700,000 shares. The proposal would also extend the duration of the LTIP through May 13, 2020. As of March 1, 2010, there were 33,038 shares remaining available for future grants under the LTIP. The Board of Directors of Patriot Coal Corporation believes that it is important to give officers, key employees, directors, independent contractors and other service providers the right to acquire shares of Company Common Stock, or receive monetary payments based on the value of such Common Stock or based on the achievement of certain goals on a basis mutually advantageous to such individuals and the Company, and therefore to provide an incentive for such individuals to contribute to the success of the Company and align their interests with the interests of the Company stockholders. The Board believes the number of shares remaining available for grants under the LTIP to be inadequate to achieve the stated purpose of the LTIP in the future.

Summary of the LTIP

The following brief summary of certain features of the LTIP is qualified in its entirety by reference to the full text of the LTIP.

Administration

The LTIP will be administered by the Board or the Compensation Committee of the Board, as the Board will determine (the “Administrator”). The Administrator will have sole discretion over determining persons eligible to participate in the LTIP and the terms of awards issued under the LTIP. Subject to the provisions of the LTIP, the Administrator will have the exclusive authority to interpret and administer the LTIP, to establish rules relating to the LTIP, to delegate some or all of its authority under the LTIP and to take all other actions in connection with the LTIP and benefits granted under the LTIP as the Administrator may deem necessary or advisable.

Shares Reserved Under the LTIP

Subject to adjustments for changes in capital stock, an aggregate number of 11,700,000 shares of Common Stock (as adjusted by the Administrator to reflect the 2-for-1 stock split effective August 11, 2008) will be available for issuance under the LTIP. The maximum number of shares of Common Stock or stock-based units subject to any awards that may be granted under the LTIP in any calendar year to any individual shall not exceed 1,500,000 shares or units (as adjusted by the Administrator to reflect the 2-for-1 stock split effective August 11, 2008). Shares of Common Stock underlying expired, canceled or forfeited awards or shares underlying awards that are settled in cash shall be added back into the number of shares available for issuance under the LTIP (“LTIP Maximum”). When the delivery of shares of Common Stock to the Company is used by a participant to pay for the exercise price of stock options or shares withheld from distribution to the participant, the LTIP Maximum will be reduced by the net (rather than the gross) number of shares of Common Stock issued pursuant to such exercise. In the event of a stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, sale by the Company of all or a substantial portion of its assets, reorganization, rights offering, partial or complete liquidation or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator shall make such substitution or adjustments in the (1) number and kind of shares that may be delivered under the LTIP; (2) additional maximums imposed in the LTIP; (3) number and kind of shares subject to outstanding awards; (4) exercise price of outstanding stock options and stock appreciation rights; or (5) other characteristics or terms of awards as it may deem appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event, provided that the number of shares subject to any award shall always be a whole number. Shares issued under the LTIP may be authorized but unissued shares or treasury shares. As of March 26, 2010, the closing price of a share of Common Stock on the NYSE was $19.76.

Participants

Grants under the LTIP may be made to officers, key employees, directors, independent contractors and other service providers of the Company. The persons currently eligible to participate in the LTIP are approximately 93 officers and key employees and 6 directors of the Company or certain subsidiaries of the Company. The Administrator shall consider the factors it deems pertinent in selecting participants and in determining the type and amount of their respective awards.

Types of Awards

The LTIP is a flexible plan that provides the Administrator broad discretion to fashion the terms of awards to provide eligible recipients with such stock-based and performance-related incentives as the Administrator deems appropriate. The LTIP permits the issuance of awards in a variety of forms, including (1) restricted stock; (2) incentive stock options; (3) non-qualified stock options; (4) stock appreciation rights (“SARs”); (5) performance awards; (6) stock units ; and (7) deferred stock units.

Restricted Stock

Shares of Common Stock may be issued or transferred under the LTIP at a purchase price less than fair market value on the date of issuance or transfer, or as a bonus subject to the terms of a restricted stock agreement (“Restricted Stock”). For Restricted Stock issued or transferred under the LTIP, the Administrator will determine the purchase price, if any, the restricted period, the restrictions themselves (including, without limitation, restrictions on sale or disposition, reacquisition rights of the Company, forfeiture or vesting requirements) and how the Restricted Stock is to be delivered. However, in no event shall the Administrator establish a period of restriction or a vesting period of less than two years following the date such Restricted Stock is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, disability or change of control, as the Administrator shall deem appropriate. Unless otherwise provided by the Administrator, the participant shall be entitled to the dividends paid with respect to the Restricted Stock during the restricted period. The participant shall also be entitled to vote the Restricted Stock during the restricted period.

Incentive Stock Options

Incentive stock options (“ISOs”) meet the requirements of Section 422 of the Internal Revenue Code. The exercise period for any ISO granted under the LTIP will be determined by the Administrator, provided that no ISO may be exercisable more than 10 years after the date such ISO is granted or 5 years from the date of grant in the case of an ISO granted to a 10% or more stockholder of the Company. The exercise price for ISOs granted under the LTIP will be determined by the Administrator, provided that the option price per share may not be less than the fair market value per share on the date the ISO is granted. For an option intended to qualify as an ISO that is to be granted to a party that is a 10% or more stockholder of the Company, the exercise price per share may not be less than 110% of the fair market value per share of the Common Stock on the grant date. The exercise price of an ISO may be paid in cash or, in the Administrator’s discretion, (i) by delivering Common Stock already owned by the participant for a period of six months prior to such payment, (ii) unless prohibited by law, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option or (iii) by a combination of any of the foregoing (subject to restrictions provided in the option agreement). The maximum number of ISOs that may be granted to an individual in any calendar year shall not exceed 200,000 shares (as adjusted by the Administrator to reflect the 2-for-1 stock split effective August 11, 2008).

Non-Qualified Stock Options

Non-qualified stock options (“NQSOs”) are stock options to purchase Common Stock that do not qualify as ISOs. NQSOs are issued at exercise prices determined by the Administrator and are subject to the terms of an option agreement, provided that the exercise price of a NQSO must not be less than 100% of the fair market value of the underlying shares of Common Stock on the date the NQSO is granted. Like ISOs, the exercise price for NQSOs may be paid in cash or, in the Administrator’s discretion, (i) by delivering Common Stock already owned by the participant for a period of six months prior to such payment, (ii) unless prohibited by law, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option or (iii) by a combination of any of the foregoing (subject to restrictions provided in the option agreement).

Stock Appreciation Rights

A stock appreciation right (“SAR”) is a right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to the terms and conditions set forth in a SAR agreement, provided that the exercise price of a SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The Administrator shall establish, at the time of grant, a maximum amount payable upon exercise of a SAR along with other conditions on the exercise of a SAR. A SAR may be made in cash or shares of Common Stock. A SAR will be exercisable not later than 10 years after the date it is granted and will expire in accordance with the terms established by the Administrator.

Performance Awards

The Administrator is authorized to condition any type of award or cash payment on the performance of the Company utilizing business criteria or other measures of the Company’s performance it deems appropriate. The Administrator may utilize one or more of the following business criteria for the Company in establishing the performance goals for a performance award: (1) total stockholder return; (2) total stockholder return as compared to total return (on a comparable basis) of a publicly-available index; (3) net income; (4) pre-tax earnings; (5) EBITDA; (6) pre-tax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income; (13) working capital; or (14) total revenues. The Administrator shall not establish a period of restriction or a vesting period of less than two years following the date a performance award is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, disability or change of control, as the Administrator shall deem appropriate. Settlement of performance awards may be in cash, Common Stock, other awards or other property, in the discretion of the Administrator. If the Administrator determines that a performance award to be granted to a person the Administrator regards as likely to be a “covered employee” within the meaning of Section 162(m) should qualify as “performance-based compensation” for purposes of

Section 162(m), the grant and/or settlement of such performance award shall be contingent upon achievement of pre-established performance goals and other terms as set forth in the LTIP.

Stock Units

Stock units (“Stock Units”) represent the right to receive shares of Common Stock from the Company at a designated time in the future, subject to terms and conditions as may be set forth in a stock unit agreement. The recipient generally does not attain the rights of a stockholder until receipt of the shares. The Administrator may provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the recipient would have received if the recipient had been the owner of shares of Common Stock instead of the Stock Units. The Administrator shall not establish a period of restriction or a vesting period of less than two years following the date such Stock Unit is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, disability or change of control, as the Administrator shall deem appropriate.

Deferred Stock Units

Deferred stock units represent the right to receive shares of Common Stock from the Company at a designated time in the future, subject to terms and conditions as may be set forth in a deferred stock unit agreement. The recipient generally does not attain the rights of a stockholder until receipt of the shares. The Administrator may provide for payments in cash, or adjustment in the number of deferred stock units, equivalent to the dividends the recipient would have received if the recipient had been the owner of shares of Common Stock instead of the deferred stock units.

Merger, Consolidation, Acquisition or Reorganization

The Board, on the terms and conditions as it may deem appropriate, may authorize the issuance of awards or the assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization.

Nontransferability

Awards granted under the LTIP may not be transferred other than by will or the laws of descent and distribution, except that NQSOs may be transferred, without consideration, to a Permitted Transferee (as defined in the LTIP).

Duration

Assuming the proposed amendment is approved, unless the LTIP is discontinued earlier by the Board of Directors, no award shall be granted on or after May 13, 2020.

Amendments; Prohibitions

Unless stockholder approval is required by law, agreement, or any applicable listing standards, the Board may amend, alter or discontinue the LTIP, other than any amendment, alteration or discontinuation that would impair the rights of a recipient of an award under the LTIP, without the recipient’s consent (except an amendment made to avoid an expense charge to the Company or to permit the Company to take a deduction in compliance with the Internal Revenue Code). In addition, neither the Board nor the Administrator will be permitted to (i) amend an option to reduce its exercise price, (ii) cancel an option and regrant an option with a lower exercise price than the original exercise price of the cancelled option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an option.

Employment Agreements

In the event a participant is a party to an employment agreement with the Company or a subsidiary that provides for vesting or extended exercisability of equity compensation awards on terms more favorable to the participant than the participant’s award agreement or the LTIP, the employment agreement shall be controlling;

provided that (a) if the participant is subject to potential liability under Section 16(b) of the Securities Exchange Act of 1934, any terms in the employment agreement requiring the Compensation Committee of the Board, Board or stockholder approval in order for an exemption from Section 16(b) of the Securities Exchange Act of 1934 to be available shall have been approved by the Compensation Committee of the Board, the Board or the stockholders, as applicable, and (b) the employment agreement shall not be controlling to the extent the participant and the Company agree it shall not be controlling.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences associated with stock options, SARs, Restricted Stock, performance awards, Stock Units and deferred stock units granted under the LTIP. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

Restricted Stock

Participant

Generally, a participant will not recognize taxable income at the time of grant of an award of Restricted Stock. However, a participant may make an election under section 83(b) of the Internal Revenue Code (Section 83(b)) to be taxed at the time of grant. If a participant does not elect under Section 83(b) to recognize income at the time of grant, the participant will recognize ordinary income at the time of vesting. The ordinary income will be equal to the excess of the fair market value of the Restricted Stock at the time the shares vest over any amount the participant paid for the Restricted Stock. A participant may elect under Section 83(b) to include as ordinary income in the year of grant an amount equal to the excess of the fair market value of the shares on the grant date over any purchase price paid for the Restricted Stock. The fair market value of the shares will be determined as if the shares were not subject to forfeiture. If a participant makes the Section 83(b) election, the participant will not recognize any additional income when the shares vest. Any appreciation in the value of the Restricted Stock after the award is not taxed as compensation, but instead as a capital gain when the shares are sold or transferred. If the participant makes a Section 83(b) election and the Restricted Stock is later forfeited, the participant is not entitled to a tax deduction or a refund of the tax already paid. The Section 83(b) election must be filed with the Internal Revenue Service and the Company within 30 days following the date the shares are awarded to a participant. The 83(b) election generally is not revocable and cannot be made after the 30-day period has expired. Dividends received on Restricted Stock subject to a Section 83(b) election are taxed as dividends instead of compensation income.

The Company

The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with an award of Restricted Stock. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Incentive Stock Options

Participant

Generally, a participant will not realize any taxable income for Federal income tax purposes at the time an ISO is granted. Upon exercise of the ISO, the participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), unless the participant has left the Company’s employ more than three months before exercising the option. If the participant leaves the Company’s employ more than three months before exercising the option or transfers shares of Common Stock received upon the exercise of an incentive stock option within a period of two years from the date of grant of such incentive stock option or one year from the date of receipt of the shares of Common Stock (the “Holding Period”), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value on the date of exercise over the exercise price. However, if the sale price is less than the fair market value of such shares on the date of exercise, the ordinary income will not be more than the difference between the sale price and the exercise price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such Common Stock exceeds (or is less than) the participant’s tax basis in the

Common Stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any. If the participant transfers the shares of Common Stock after the expiration of the Holding Period, he or she will recognize capital gain (or loss) equal to the difference between the sale price and the exercise price.

If a participant who exercises an incentive stock option pays the option exercise price by tendering shares of Common Stock, such participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), provided any Holding Period requirement for the tendered shares is met. If the tendered stock was subject to the Holding Period requirement when tendered (i.e., had not been held for the entire Holding Period), payment of the exercise price with such stock constitutes a disqualifying disposition. If the participant pays the exercise price by tendering Common Stock and the participant receives back a larger number of shares, under proposed Treasury regulations, the participant’s basis in the number of shares of newly acquired stock equal to the number of shares delivered as payment of the exercise price will have a tax basis equal to that of the shares originally tendered, increased, if applicable, by an amount included in the participant’s gross income as compensation. The additional newly acquired shares upon exercise of the option will have a tax basis of zero. All stock acquired upon exercise will be subject to the Holding Period requirement, including the number of shares equal to the number tendered to pay the exercise price. Any disqualifying disposition will be deemed to be a disposition of stock with the lowest basis.

The Company

The Company will not be entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of Common Stock acquired upon exercise of an ISO, provided that the participant holds the shares received upon the exercise of such option for the Holding Period. If the participant leaves the Company’s employ more than three months before exercising the option or transfers the Common Stock acquired upon the exercise of an ISO prior to the end of the Holding Period, the Company will generally be entitled to a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such participant as a result of such transfer.

Non-Qualified Stock Options

Participant

Generally, a participant receiving a NQSO does not realize any taxable income for federal income tax purposes at the time of grant. Upon exercise of such option, the excess of the fair market value of the shares of Common Stock subject to the NQSO on the date of exercise over the exercise price will generally be taxable to the participant as ordinary income. The participant will have a capital gain (or loss) upon the subsequent sale of the shares of Common Stock received upon exercise of the option in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the NQSO is exercised.

If the participant who exercises a NQSO pays the exercise price by tendering shares of Common Stock of the Company and receives back a larger number of shares, the participant will realize taxable income in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the Common Stock, the number of shares equal to number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly-acquired shares obtained upon exercise of the NQSO will have a tax basis equal to the fair market value of such shares on the date of exercise.

The Company

The Company generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of a NQSO.

Stock Appreciation Rights

Participant

Generally, a participant receiving a SAR does not realize any taxable income for Federal income tax purposes at the time of grant. Upon the exercise of a SAR, the participant will generally recognize ordinary income in an amount equal to the amount of cash or the fair market value of the Common Stock distributed to the participant. The participant will have a capital gain (or loss) upon a subsequent sale of shares of Common Stock received in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the SAR was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the SAR is exercised.

The Company

The Company generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of stock appreciation rights.

Performance Awards, Stock Units and Deferred Stock Units

Participant

Generally, a participant will not recognize taxable income at the time of grant of a performance award, stock unit or deferred stock unit. A participant will recognize ordinary income at the time of settlement of such award in cash, Common Stock or other property. The ordinary income will be equal to the excess of the fair market value of the cash, Common Stock or other property distributed to the participant over any amount the participant paid for the award. The participant will have a capital gain (or loss) upon a subsequent sale of any shares of Common Stock received in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the award was settled. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the award is settled.

The Company

The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with a performance award, stock unit or deferred stock unit. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Section 162(m)

Section 162 provides that any compensation paid in a tax year to a “covered employee” within the meaning of Section 162(m) which is in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, (1) such compensation constitutes “qualified performance-based compensation” satisfying the requirements of Section 162(m) and (2) the plan or agreement providing for such performance-based compensation has been approved by stockholders. “Covered employees” include a company’s chief executive officer, chief financial officer and the three other most highly compensated officers for the year in question.

New Plan Benefits

The benefits or amounts that will be received by or allocated to the named executive officers, other executives, non-executive directors and non-executive officer employees under the LTIP are not presently determinable.

The Board of Directors recommends that you vote “FOR” the approval of the increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and an extension of such plan.

APPROVAL OF INCREASE IN SHARES OF COMMON STOCK UNDER
THE PATRIOT COAL CORPORATION EMPLOYEE STOCK PURCHASE PLAN (ITEM 5)

On March 10, 2010, the Board of Directors approved an increase in the number of shares of Common Stock that we may issue under the Patriot Coal Corporation Employee Stock Purchase Plan (the “ESPP”) and directed that the matter be submitted to the shareholders of the Company for their approval. The proposal would amend the ESPP to increase the number of Common Stock reserved for issuance from 1,000,000 shares to 2,500,000 shares. As of March 1, 2010, there were 376,670 shares remaining available for future purchases under the ESPP. The Board of Directors of Patriot Coal Corporation believes that it is important to provide eligible employees the opportunity to acquire a proprietary interest in the Company and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of the Company. The Board believes the number of shares remaining available for future purchases under the ESPP to be inadequate to achieve the stated purpose of the ESPP in the future.

Summary of the ESPP

The following brief summary of certain features of the ESPP is qualified in its entirety by reference to the full text of the ESPP.

General

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. General administrative functions under the ESPP are granted to a Committee appointed by the Board, presently the Compensation Committee.

Number of Shares Subject to the ESPP

If the amendment is approved, the maximum aggregate number of shares of Stock that may be purchased under the ESPP will be 2,500,000 shares. This maximum may be adjusted for stock splits, recapitalizations, mergers and other events affecting the Company’s capital stock.

Eligibility

Employees are eligible to participate in the ESPP if they customarily work more than 20 hours per week and more than five months in a calendar year. The employee must be employed by the Company or a participating subsidiary on the first day of the offering period in order to participate in that offering.

Employees are not eligible to enroll in the ESPP if they own (directly or indirectly), or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of Company stock or the stock of a Company subsidiary.

Participation in the ESPP

Participation in the ESPP is voluntary. As of March 1, 2010, the Company had approximately 3,680 employees eligible to participate in the ESPP, of which 753 employees are participating in the ESPP. As participation in the ESPP is voluntary, the future benefits under the ESPP are not yet determinable. The following table summarizes the shares purchased by designated individuals and groups during the preceding fiscal year.

PATRIOT COAL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

Name of Individual or			Number of Shares
Identification of Group	Title/Position	Dollar Value ($)(1)	Purchased

Named Executive Officers
Richard M. Whiting	Chief Executive Officer	—	—
Paul H. Vining	President & Chief Operating Officer	—	—
Mark N. Schroeder	Senior Vice President & Chief Financial Officer	$93,875.32	5,192
Charles A. Ebetino, Jr.	Senior Vice President – Business Development	$91,886.19	5.082
Joseph W. Bean	Senior Vice President – Law & Administration, General Counsel	$85,445.98	4,726
All current executive officers, as a group		$271,207.49	15,000
All current directors who are not executive officers, as a group		$91,901.49	5,083
All employees, including all current officers who are not executive officers, as a group		$10,906,697.43	603,247

(1)	Based on the last sales price per share ($18.08) of Company stock on March 1, 2010, as reported on the New York Stock Exchange.

Offering Periods, Enrollment and Contributions.

There are two default offering periods under the ESPP: January 1 to June 30 and July 1 to December 31. However, the Compensation Committee, as the administrator of the ESPP, may designate other periods. In order to enroll, an employee must provide an enrollment form to the Company at least 15 days prior to the first day of the offering period. Enrollment in the ESPP will constitute a grant by the Company of an option to purchase shares of stock under the ESPP during that offering period.

The enrollment form submitted by employees must state the level of contribution elected by the employee, which may be between one percent and 15 percent of wages or base salary (or such lesser maximum percentage as required to remain within the $25,000 limit set forth in the “Purchases” section, below). An employee may elect to increase, decrease or discontinue contributions once in each offering period by providing 15 days’ notice of such a decision to the Committee. The employee may also withdraw their contributions by notifying the Committee at least 15 days before the close of the offering period, but may not thereafter re-enroll for the same offering period. An employee will be automatically enrolled in each subsequent offering period at the same contribution level unless he or she elects otherwise. Employee contributions are held in the employee’s option account with the Company.

Purchases

As soon as practicable after the end of each offering period, the accumulated contributions of each employee will be applied to the purchase of a number of shares. The number of shares an employee will receive will be determined by dividing the employee’s accumulated contribution by the exercise price of the options granted to employees pursuant to their enrollment. Generally, the exercise price will be the lesser of 85% of the fair market value of the stock on the first day of the offering period and 85% of the fair market value of the stock on the last day of the offering period. The maximum value of the shares that can be purchased per calendar year is $25,000, with such value being the fair market value on the first day of the offering period. After the Company has purchased shares on behalf of the employee, these shares are held in the employee’s option account with the Company.

Holding Period; Distributions

The shares credited to an employee’s option account will generally be subject to a holding period of 18 months in which such shares will not be distributed to employees and the employee may not transfer or assign the shares. Thereafter, the shares will be distributed upon the request of the employee. Notwithstanding the general 18 month holding rule, a termination of employment as a result of the employee’s death will result in the immediate distribution of all cash and shares in the employee’s option account to the employee’s beneficiary.

Change of Control

The ESPP makes certain special provisions in the event of a change of control. Change of control is defined in the ESPP, and generally includes the purchase of more than 50% of voting securities by a person, a change of the majority of board members without the consent of directors prior to the change, and mergers, consolidations and asset sales that meet certain conditions. A change of control will result in the termination of any ongoing offering period before its scheduled end. A change of control will also cause the 18 month holding period to lapse, and thereby allow former and present employees to request distribution of the shares held in their option accounts.

Termination of Enrollment

An employee’s enrollment in the ESPP will terminate in the following circumstances:

•	at the beginning of the offering period that is at least 15 days after the employee files a written notice of discontinuance of contributions;

•	upon the employee’s termination of employment with the Company and participating subsidiaries;

•	as of the date on which the employee would be ineligible to participate in the ESPP on account of owning more than the 5% of total voting power or value of a Company or subsidiary; and

•	upon termination of the ESPP or as of the date the relevant participant subsidiary ceases to be a subsidiary.

An employee who has terminated enrollment in the ESPP may re-enroll for a subsequent offering period if eligible to do so at that time.

Termination or Amendment of the ESPP

The Company has reserved the right under the ESPP to make amendments from time to time, subject to the following restrictions:

•	the Company will seek the approval of shareholders if required by applicable law;

•	no amendment may adversely affect the rights of an employee with respect to a previously granted and outstanding option; and

•	no amendment may reduce the amount of an employee’s option account balance.

The Company has the right to terminate the ESPP at any time. If the Company terminates the ESPP, it may elect to terminate outstanding options immediately or upon completion of the purchase of shares following the end of the offering period. Should the Company terminate options prior to their expiration, all employee contributions in respect of those options will be returned to the employee.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of Company Common Stock acquired under the ESPP. This summary reflects an option price that is equal to 85% of the closing price of our Common Stock on the exercise date. This summary also assumes that the ESPP complies with Section 423 of the Internal Revenue Code. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock at a profit (the sales proceeds exceed the purchase price) more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain.  If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

The Board of Directors recommends that you vote “FOR” the approval of the increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation Employee Stock Purchase Plan.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

If you wish to submit a proposal for inclusion in next year’s Proxy Statement and proxy, we must receive the proposal on or before December 1, 2010, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted in writing to: Corporate Secretary, Patriot Coal Corporation, 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141.

Under the Company’s by-laws, if you wish to nominate a director or bring other business before the stockholders at the 2011 Annual Meeting without having your proposal included in next year’s proxy statement:

•	You must notify the Corporate Secretary in writing at the Company’s principal executive offices between January 5, 2011 and February 4, 2011; however, if the Company advances the date of the meeting by more than 20 days or delays the date by more than 70 days, from May 12, 2011, then such notice must be received not earlier than 120 days before the date of the annual meeting and not later than the close of business on the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

•	Your notice must contain the specific information required by the Company’s by-laws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters.

You can obtain a copy of the Company’s by-laws without charge by writing to the Corporate Secretary at the address shown above or by accessing the Company’s website (www.patriotcoal.com) and clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from the requirements a stockholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares and we will deliver those documents to you promptly upon receiving the request. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

Registered holders may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that they do or do not wish to participate in householding, by sending a written request to the Corporate Secretary at 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141, (314) 275-3600.

Additional Filings

The Company’s Forms 10-K, 10-Q and 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed at the Company’s website (www.patriotcoal.com) by clicking on “Investors,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee on page 13, and (ii) the Report of the Compensation Committee on page 27 shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Costs of Solicitation

The Company is paying the cost of preparing, printing and mailing these proxy materials. The Company has engaged Georgeson Inc. to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $7,500 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation as well as by employees of

Georgeson. The Company will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

OTHER BUSINESS

The Board of Directors is not aware of any matters requiring stockholder action to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting. Should other matters be properly introduced at the Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

The Company will provide to any stockholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009 as filed with the SEC. Any such request should be directed to Patriot Coal Corporation, Investor Relations, 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141; telephone (314) 275-3600.
By Order of the Board of Directors,

Joseph W. Bean
Senior Vice President – Law & Administration,
General Counsel and Corporate Secretary

PATRIOT COAL CORPORATION Annual Meeting of Shareholders Thursday, May 13, 2010, 10:00 A.M. Donald Danforth Plant Science Center 975 North Warson Road Saint Louis, Missouri 63132 If you plan to attend the 2010 Annual Meeting of Shareholders of Patriot Coal Corporation, please detach this Admission Card and bring it with you to the meeting. This card will provide evidence of your ownership and enable you to attend the meeting. Attendance will be limited to those persons who owned Patriot Coal Corporation Common Stock as of March 19, 2010, the record date for the Annual Meeting. When you arrive at the Annual Meeting site, please fill in your complete name in the space provided below and submit this card to one of the attendants at the registration desk. If you do not bring this Admission Card and your shares are registered in your own name, you will need to present a photo I.D. at the registration desk. If your shares are registered in the name of your bank or broker, you will be required to submit other satisfactory evidence of ownership (such as a recent account statement or a confirmation of beneficial ownership from your broker) and a photo I.D. before being admitted to the meeting. Shareholder Name:0 PROXY PATRIOT COAL CORPORATION Proxy/Voting Instruction Card for Annual Meeting of Shareholders to be held on May 13, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Richard M. Whiting, Mark N. Schroeder and Joseph W. Bean, or any of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Patriot Coal Corporation (Patriot) to be held on May 13, 2010 at the Donald Danforth Plant Science Center, 975 North Warson Road, Saint Louis, Missouri 63132 at 10:00 A.M., and at any adjournments or postponements thereof. The undersigned hereby further authorizes such proxies to vote in their discretion with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof. If the undersigned is a participant in the Patriot Coal Corporation 401(k) Retirement Plan, this proxy/voting instruction card also provides voting instructions to the trustee of such plan to vote at the Annual Meeting, and any adjournments thereof, as specified on the reverse side hereof. If the undersigned is a participant in this plan and fails to provide voting instructions, the trustee will vote the undersigned’s plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan. The shares represented by this proxy/voting instruction card will be voted in the manner indicated by the stockholder. In the absence of such indication, such shares will be voted FOR the election of all the director nominees listed in Item 1, or any other person selected by the Board if any nominee is unable to serve; FOR ratification of Ernst & Young LLP as Patriot’s independent registered public accounting firm for 2010 (Item 2); FOR approval of an increase in the number of shares of Common Stock authorized for issuance (Item 3); FOR approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and an extension of such Plan through May 13, 2020 (Item 4); and FOR approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation Employee Stock Purchase Plan (Item 5). The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeti ng and any adjournments or postponements thereof. IMPORTANT — This proxy/voting instruction card must be signed and dated on the reverse side. (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF PATRIOT COAL CORPORATION May 13, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15604 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. —— —— 20430030030003000100 1 051310 THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” ITEMS 1, 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: The undersigned hereby GRANTS authority to 2. Ratification of Appointment of Independent Registered Public elect the following nominees: (see Board recommendation below): Accounting Firm. NOMINEES: FOR ALL NOMINEES O Irl F. Engelhardt RECOMMENDATION: The Board recommends voting “FOR” the above proposal. O Michael P. Johnson WITHHOLD AUTHORITY O Robert O. Viets FOR ALL NOMINEES O Richard M. Whiting 3. Approval of an increase in the number of shares of Common FOR ALL EXCEPT Stock authorized for issuance. (See instructions below) RECOMMENDATION: The Board recommends voting “FOR” the above proposal. RECOMMENDATION: The Board recommends voting “FOR” all Nominees. 4. Approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and an extension of such Plan through May 13, 2020. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: RECOMMENDATION: The Board recommends voting “FOR” the above proposal. 5. Approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation Employee Stock Purchase Plan. RECOMMENDATION: The Board recommends voting “FOR” the above proposal. If you vote over the Internet or by telephone, please do not mail your card. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF PATRIOT COAL CORPORATION May 13, 2010 PROXY VOTING INSTRUCTIONS
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any COMPANY NUMBER touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. ACCOUNT NUMBER Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15604 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20430030030003000100 1 051310 THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” ITEMS 1, 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: The undersigned hereby GRANTS authority to 2. Ratification of Appointment of Independent Registered Public elect the following nominees: (see Board recommendation below): Accounting Firm. NOMINEES: FOR ALL NOMINEES O Irl F. Engelhardt RECOMMENDATION: The Board recommends voting “FOR” the above proposal. O Michael P. Johnson WITHHOLD AUTHORITY O Robert O. Viets FOR ALL NOMINEES O Richard M. Whiting 3. Approval of an increase in the number of shares of Common FOR ALL EXCEPT Stock authorized for issuance. (See instructions below) RECOMMENDATION: The Board recommends voting “FOR” the above proposal. RECOMMENDATION: The Board recommends voting “FOR” all Nominees. 4. Approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and an extension of such Plan through May 13, 2020. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: RECOMMENDATION: The Board recommends voting “FOR” the above proposal. JOHN SMITH 5. Approval of an increase in the number of shares of Common Stock reserved for issuance under the Patriot Coal 1234 MAIN STREET Corporation Employee Stock Purchase Plan. APT. 203 NEW YORK, NY 10038 RECOMMENDATION: The Board recommends voting “FOR” the above proposal. If you vote over the Internet or by telephone, please do not mail your card. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.